Exhibit 10.28

HOST HOTELS & RESORTS, L.P.

RETIREMENT AND SAVINGS PLAN

(As amended and restated effective January 1, 2008,

except as otherwise provided in Exhibit 1)

HOST HOTELS & RESORTS, L.P.

RETIREMENT AND SAVINGS PLAN

PREAMBLE

WHEREAS, Host Hotels & Resorts, L.P., a Delaware limited partnership, maintains the Host Hotels & Resorts, L.P. Retirement and Savings Plan (the “Plan”);

WHEREAS, the Plan has been amended from time to time;

WHEREAS, Host Hotels & Resorts, L.P. wishes to amend the Plan in order to permit Participants to make “designated Roth contributions” to the Plan effective February 1, 2008, to discontinue the Host Hotels & Resorts, Inc. Stock Fund under the Plan effective December 31, 2008 and to amend the Plan in certain other respects;

NOW, THEREFORE, IT IS RESOLVED that, Host Hotels & Resorts, L.P. hereby amends and restates the Plan, effective as of January 1, 2008, unless otherwise provided in the Plan or Exhibit 1 which is attached hereto and incorporated in the Plan by this reference.

This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of its various amendments.

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1.41	“Named Fiduciary”	9
1.42	“Participant”	9
1.43	“Participating Company”	9
1.44	“Pay”	9
1.45	“Payroll Period”	9
1.46	“Period of Severance”	9
1.47	“Permanent Disability”	9
1.48	“Plan”	10
1.49	“Plan Administrator”	10
1.50	“Plan Year”	10
1.51	“Predecessor Company”	10
1.52	“Prior Plan”	10
1.53	“Pro Rata Share of Administrative Expenses”	10
1.54	“Qualified Domestic Relations Order”	10
1.55	“Qualified Joint and Survivor Annuity”	10
1.56	“Reemployment Date”	10
1.57	“Required Beginning Date”	10
1.58	“Roth Contributions”	10
1.59	“Roth Contribution Account”	10
1.60	“Section 401(k) Contribution”	11
1.61	“Section 401(k) Contribution Account”	11
1.62	“Separation Date”	11
1.63	“Service”	11
1.64	“Spousal Consent”	12
1.65	“Spouse” or “Surviving Spouse”	12
1.66	“Subaccount”	12
1.67	“Trustees”	12
1.68	“Trust Agreement”	12
1.69	“Trust Fund”	12
1.70	“Valuation Date”	12

ARTICLE II. ELIGIBILITY AND PARTICIPATION		13

2.1	Eligibility and Participation	13
2.2	Reemployment of Employee	13
2.3	Termination of Plan Participation	13
2.4	Readmission of Former Participant	13
2.5	Participation During Authorized Leave of Absence or During Employment by Affiliated Company That Has Not Joined Plan	13
2.6	Treatment of Participants Who Cease Being Employees Pursuant to Section 1.29	14

ARTICLE III. COMPANY CONTRIBUTION		15

3.1	Amount of Contribution	15
3.2	Time of Payment of Contributions	15
3.3	Form of Payment of Contributions	15
3.4	Return of Contributions to Company	15

ARTICLE IV. PARTICIPANTS’ AFTER-TAX SAVINGS		17

4.1	Participant After-tax Savings	17
4.2	Amount of After-tax Savings	17
4.3	Payroll Deduction	17
4.4	Change in Rate of After-tax Savings	17
4.5	Payment to Trustees	17
4.6	Investment of Participants’ After-tax Savings	17
4.7	In-Service Withdrawal of After-tax Savings	17
4.8	Effect of Termination of Plan or Discontinuance of After-tax Contributions	17

ARTICLE V. SECTION 401(k) CONTRIBUTIONS AND ROTH CONTRIBUTIONS		18

5.1	Section 401(k) Contributions and Roth Contributions	18
5.2	Election Rules	18
5.3	Treatment of Section 401(k) Contributions and Roth Contributions	19
5.4	Limitations on Section 401(k) Contributions and Roth Contributions	19
5.5	Actual Deferral Percentage Tests	19
5.6	Correction of Failed Actual Deferral Percentage Tests	19
5.7	Coordination of After-tax Savings, Section 401(k) Contributions and Roth Contributions	20
5.8	Payment to Trustees	21
5.9	Distribution of Section 401(k) Contributions and Roth Contributions	21
5.10	Effect of Termination of Plan or Discontinuance of Section 401(k) Contributions, Roth Contributions and After-tax Savings	21
5.11	Catch-up Contributions	22
5.12	Contribution Limitation	22

ARTICLE VI. ALLOCATION OF CONTRIBUTIONS AND NET INCOME AMONG PARTICIPANTS		23

6.1	Maintenance of Separate Accounts	23
6.2	Allocation to After-tax Savings Accounts	23
6.3	Allocation of 401(k) Contribution	23
6.4	Allocation of Roth Contribution	23
6.5	Allocation of Company Contribution	23
6.6	Limitation on After-tax Savings and Company Contributions	24
6.7	Correction of Failed Actual Contribution Percentage Tests	24
6.8	Allocation of Net Income	25
6.9	Use of Forfeitures	25
6.10	Use of Unclaimed Benefits	25
6.11	Allocation Limitations	26
6.12	Transfers From Other Qualified Plans	26

ARTICLE VII. VESTING		27

7.1	Vesting of After-tax Savings Account	27
7.2	Vesting of Section 401(k) Contribution Account and Roth Contribution Account	27
7.3	Vesting of Company Contribution Account	27

ARTICLE VIII. TERMINATION AND DISTRIBUTION UPON RETIREMENT DEATH OR DISABILITY		29

8.1	Retirement	29
8.2	Death	29
8.3	Disability	29
8.4	Valuation of Account Balance	29
8.5	Available Payment Options	29
8.6	Spousal Consent Rules	30
8.7	Distributions Upon Married Participant’s Death	31
8.8	Distribution Requirements	32
8.9	Form of Payment	32
8.10	Mandatory Cash-Out of Small Accounts	32
8.11	Account Balance	32
8.12	Special Rule for Rollovers Out of the Plan	32

ARTICLE IX. TERMINATION AND DISTRIBUTION UPON TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT DEATH OR DISABILITY		33

9.1	Terminated Participant	33
9.2	Distribution of After-tax Savings, Section 401(k) Contributions and Roth Contributions	33
9.3	Distribution of Vested Company Contribution Account	33
9.4	Mandatory Cash-Out of Small Accounts	33
9.5	Unvested Company Contributions	34
9.6	Account Balance	34
9.7	Special Rule for Rollovers Out of the Plan	34

ARTICLE X. DISTRIBUTION DURING CONTINUED EMPLOYMENT		35

10.1	Withdrawal of After-tax Savings.	35
10.2	Withdrawal of Section 401(k) Contribution and Roth Contributions	35
10.3	Withdrawal of Vested Company Contribution Account	35
10.4	Readmission of Former Participant to Plan	35
10.5	Distributions Upon Attainment of Age 59- 1/2	35
10.6	Account Balance	36
10.7	Hardship Withdrawals	36
10.8	Special Rule for Rollovers Out of the Plan	36
10.9	Qualified Reservist Distributions	36

ARTICLE XI. LOANS TO PARTICIPANTS		37

11.1	General Provisions	37
11.2	Maximum Loan Amount	37
11.3	Minimum Loan Amount	37
11.4	Repayment Period	37
11.5	Terms and Conditions	37
11.6	Nondiscrimination	38
11.7	Offset of Account Balance	38
11.8	Default	39

ARTICLE XII. BENEFICIARIES		40

12.1	Designation of Beneficiary	40
12.2	Manner of Designation	40
12.3	Absence of Valid Designation of Beneficiary	40
12.4	Beneficiary Bound by Plan Provisions	40

ARTICLE XIII. QUALIFIED DOMESTIC RELATIONS ORDERS		41

13.1	Governing Provisions	41

ARTICLE XIV. PARTICIPANT’S DIRECTED INVESTMENTS		42

14.1	Election by Participants	42
14.2	Election Rules	42
14.3	Transfer Date	42
14.4	Confirmation	43
14.5	Subdivision of Accounts	43
14.6	Investment Funds	43
14.7	Allocation of Income of Funds	44
14.8	Investment Authority of Former Employees	44
14.9	Investment for the Benefit of Incompetents	44
14.10	Rules of Committee	44

ARTICLE XV. PLAN FIDUCIARIES		45

15.1	Plan Fiduciaries	45
15.2	Fiduciary Duty	45
15.3	Agents and Advisors	45
15.4	Administrative Action	46
15.5	Liabilities and Indemnifications	46
15.6	Plan Expenses and Taxes	47
15.7	Records and Financial Reporting	47
15.8	Compliance with ERISA and Code	47
15.9	Prohibited Transactions	48
15.10	Foreign Assets	48
15.11	Exclusive Benefit of Trust Fund	48

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15.12	Board of Directors Resolution	48

ARTICLE XVI. PLAN ADMINISTRATION		49

16.1	Administration of the Plan	49
16.2	Claims	49

ARTICLE XVII. PARTICIPATING COMPANY WITHDRAWAL FROM PLAN; TERMINATION OR MERGER OF THE PLAN		50

17.1	Voluntary Withdrawal from Plan	50
17.2	Amendment of Plan	50
17.3	Voluntary Termination of Plan	51
17.4	Discontinuance of Contributions	52
17.5	Rights to Benefits Upon Termination of Plan or Complete Discontinuance of Contributions	52

ARTICLE XVIII. ELECTION TO PARTICIPATE BY SUBSIDIARIES		53

18.1	Consent Required for Subsidiaries to Join Plan	53

ARTICLE XIX. MISCELLANEOUS PROVISIONS		54

19.1	Status of Employment	54
19.2	Liability of Company	54
19.3	Information	54
19.4	Provisions of Plan to Control	54
19.5	Payment for Benefit of Incompetent	54
19.6	Account to be Charged Upon Payment	54
19.7	Tax Qualification of Plan	54
19.8	Deductibility of Company Contributions	55
19.9	Restriction on Alienation or Assignment	55
19.10	Unclaimed Benefits	55
19.11	Recovery of Plan Benefits Payment Made by Mistake	55
19.12	Bonding	55
19.13	Titles and Captions	55
19.14	Execution of Counterparts	56
19.15	Governing Law	56
19.16	Separability	56
19.17	Supplements and Appendices	56
19.18	Military Service	56

ARTICLE XX. TOP HEAVY PROVISIONS		57

20.1	Determination of Top Heavy Status	57
20.2	Definitions	57
20.3	Requirements if Plan is a Top Heavy Plan	58
20.4	Applicability of Top-Heavy Rules	58

Exhibit 1 – Effective Dates

Appendix A – Minimum Distribution Requirements

Appendix B – Claims Procedures

ARTICLE I.

DEFINITIONS

When used in this instrument, the following words and phrases have the indicated meanings except where the contrary is expressly stated:

1.1 “Account” shall have the meaning set forth in Section 6.1.

1.2 “Actual Contribution Percentage” means, for a given Plan Year, the average of the ratios, calculated separately for each Participant in a group and in accordance with applicable Treasury regulations, of (a) the sum of After-tax Savings credited to the Participant’s After-tax Savings Account and Company contributions and forfeitures allocable to the Participant’s Company Contribution Account for the Plan Year to (b) the Participant’s Compensation for such Plan Year.

1.3 “Actual Deferral Percentage” means, for a given Plan Year, the average of the ratios, calculated separately for each Participant in a group and in accordance with applicable Treasury regulations, of (a) the Section 401(k) Contributions made on behalf of such Participant by the Company for the Plan Year and Roth Contributions made by the Participant for the Plan Year to (b) the Participant’s Compensation for such Plan Year.

1.4 “Additional After-tax Savings” means After-tax Savings not included in Combined Basic Savings for a Payroll Period.

1.5 “Additions” means, with respect to each Participant for any Plan Year, the total of (a) the Company contributions and forfeitures allocated to the Participant’s Company Contribution Account, plus (b) Section 401(k) Contributions allocated to the Participant’s Section 401(k) Contribution Account, plus (c) Roth Contributions allocated to the Participant’s Roth Contribution Account, plus (d) the After-tax Savings allocated to the Participant’s After-tax Savings Account, and other amounts described in Treas. Reg. Section 1.415(c)-1(b). Catch-up contributions, restorative payments and other amounts described in Treas. Reg. Section 1.415(c)-1(b) do not give rise to Additions for a Participant.

1.6 “Administrative Expenses” means the administrative expenses described in Section 15.6(a).

1.7 “Affiliated Company” means (a) a member of a controlled group of corporations of which Host Hotels & Resorts, L.P. is a member as determined in accordance with Section 414(b) of the Code; or (b) an unincorporated trade or business which is under common control by or with Host Hotels & Resorts, L.P., as determined in accordance with Section 414(c) of the Code. For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) of the Code, except that, with respect to the limitation on annual Additions set forth in Section 6.11, instead of eighty percent (80%), the applicable percentage shall be fifty percent (50%) wherever such percentage appears in Section 1563(a)(1) of the Code.

1.8 “After-tax Savings” means the After-tax savings deposited into the Trust Fund by a Participant in accordance with Article IV.

1.9 “After-tax Savings Account” shall have the meaning set forth in Section 6.1(a).

1.10 “Allocable Portion” means, for purposes of Section 11.2, the lesser of: (a) fifty percent (50%) of the Participant’s vested Account balance; or (b) $50,000, reduced by the excess of (1) the highest outstanding balance of any previous loan from the Plan and any other plans of the Company or an Affiliated Company during the one-year period ending on the day before the date on which the current loan is made over (2) the outstanding balance of any previous loan from the Plan and any other plans of the Company or an Affiliated Company on the date on which the current loan is made.

1.11 “Allocation Agreement” means the Employee Benefits & Other Employment Matters Allocation Agreement entered into by and between Host Hotels & Resorts, Inc., Host Hotels & Resorts, L.P. and Crestline Capital Corporation.

1.12 “Alternate Payee” means any Spouse, former Spouse, child or other dependent of a Participant who is entitled under a Qualified Domestic Relations Order to receive all, or part of, the benefits payable to that Participant under the Plan.

1.13 “Annuity Starting Date” means the first day of the first period for which an amount is received as an annuity by reason of retirement or disability.

1.14 “Authorized Leave of Absence” means any absence authorized by the Company under the Company’s standard personnel practices provided that the Employee or Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee or Participant is required to serve under the laws of conscription in time of peace, and further provided that the Employee or Participant returns to employment with the Company within the period provided by law. Except for service in the Armed Forces of the United States in accordance with the preceding sentence, an Authorized Leave of Absence may not extend beyond two (2) years.

1.15 “Basic After-tax Savings” means After-tax Savings included in Combined Basic Savings for a Payroll Period.

1.16 “Beneficiary” means the person or persons designated as a beneficiary pursuant to Article XII.

1.17 “Board of Directors” means the board of directors of Host Hotels & Resorts, Inc., a Delaware corporation and the General Partner of Host Hotels & Resorts, L.P.

1.18 “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, including the regulations issued thereunder.

1.19 “Combined Basic Savings” means the sum of a Participant’s After-tax Savings, Section 401(k) Contributions and Roth Contributions for each Payroll Period, provided that such sum shall include only an amount up to six percent (6%) of Pay for each Payroll Period. If the sum of a Participant’s After-tax Savings, Section 401(k) Contributions and, effective February 1, 2008, Roth Contributions for a Payroll Period exceeds six percent (6%) of Pay, the Participant’s Section 401(k) Contributions shall first be included in Combined Basic Savings until exhausted, next, effective February 1, 2008, Roth Contributions shall be included until exhausted and lastly After-tax Savings shall be included in Combined Basic Savings.

Notwithstanding any provision herein to the contrary, the maximum Combined Basic Savings for any Plan Year shall not exceed 6% of the Participant’s Compensation, calculated on an annual basis.

1.20 “Committee” means the investment committee appointed by the Company pursuant to Section 15.1(b).

1.21 “Company” means Host Hotels & Resorts, L.P.

1.22 “Company Contribution Account” shall have the meaning set forth in Section 6.1 (d).

1.23 “Compensation”

(a) Compensation means, for a Plan Year, a Participant’s wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Company, to the extent that the amounts are includable in gross income (including, but not limited to, commissions to salespersons, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements or other expenses under a non-accountable plan (as described in Treas. Reg. Section 1.62-2(c)) and the other items described in Treas. Reg. Section 1.415(c)-2(b)) and amounts which would have been received and includible in gross income but for an election under Sections 125(a) (including “deemed Section 125 Compensation” within the meaning of Treas. Reg. Section 1.415(c)-2(g)(6)), 132 (f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code, but excluding the following:

(1) Participating Company contributions (other than elective contributions described in Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i) or 457(b) of the Code) to a plan of deferred compensation (whether or not qualified) which are not included in the Employee’s gross income for the taxable year in which contributed, or any distribution from a plan of deferred compensation regardless of whether such amounts are included in the Employee’s gross income when distributed;

(2) Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treas. Reg. Section 1.421-1(b)), or when restricted stock (or other property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in Treas. Reg. Section 1.421-1(b));

(4) Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts described in Code Section 125); and

(5) Other items of remuneration that are similar to the items listed in paragraphs (1) – (4).

Notwithstanding the foregoing, Compensation taken into account for each Participant for a Plan Year shall not exceed Two Hundred Thousand Dollars ($200,000) (adjusted as described in Section 401(a)(17)(B) of the Code) or such other limit set forth in Section 401(a)(17) of the Code.

(b) Except as described in subsections (c) and (d), Compensation must be actually paid or made available to the Participant (or, if earlier, includible in the gross income of the Participant) within the Plan Year and it must be paid or treated as paid prior to his severance from employment within the meaning of Treas. Reg. Section 1.415(a)-1(f)(5). Notwithstanding the foregoing, Compensation shall include amounts earned during the Plan Year but not paid during such period solely because of the timing of Payroll Periods and pay dates if the following requirements are satisfied:

(1) These amounts are paid during the first few weeks of the next Plan Year;

(2) The amounts are included on a uniform and consistent basis with respect to all similarly situated Participants; and

(3) No such Compensation is included in more than one Plan Year.

(c) (1) Notwithstanding subsection (b), any amount described in paragraphs 2 or 3 does not fail to be Compensation for a Participant merely because it is paid after his severance from employment provided that it is paid by the later of two and one-half (2 1/2) months after his severance from employment or the end of the Plan Year that includes the date of his severance from employment.

(2) An amount is described in this paragraph if it is

(A) regular compensation for services during the Participant’s regular working hours or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential, commissions, bonuses, or other similar payments), and

(B) the payment would have been paid to the Participant prior to his severance from employment if he had continued employment with the Company.

(3) An amount is described in this paragraph if it is

(A) payment for unused accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use the leave if his employment had continued, or

(B) received by the Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent it is includible in the Participant’s gross income;

provided, however, that such amounts would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Company.

(d) Compensation shall not include:

(1) severance pay or parachute payments within the meaning of Section 280G(b)(2), if they are paid after the Participant’s severance from employment;

(2) post-severance payments to a Participant under a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to the Participant’s severance from employment.

(e) Notwithstanding subsection (b), Compensation shall include payments to:

(1) an individual who does not currently perform services for the Company by reason of qualified military service (as defined in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if he had continued to perform services for the Company rather than entering into qualified military service; or

(2) a Participant who is permanently and totally disabled within the meaning of Code Section 22(e)(3) if the conditions described in Treas. Reg. Section 415(c)-2(g)(4)(ii)(A) are satisfied.

1.24 “Default” includes: (a) a failure by a Participant to pay any principal or interest when due on a loan provided pursuant to Section 11.1 that continues beyond the end of the calendar quarter following the calendar quarter in which the payment of principal and interest was due shall constitute a default of such loan; (b) a failure by a terminated Participant to repay the entire outstanding balance of a loan prior to the end of the calendar quarter following the calendar quarter in which the Participant terminated employment with the Company; or (c) any other uniform and nondiscriminatory written standards adopted by the Committee as to what constitutes default.

1.25 “Distributee” means a Participant, Former Participant, Retired Participant, Disabled Participant, the Surviving Spouse of a Deceased Participant, an Alternate Payee, and other Beneficiary.

1.26 “Effective Date” means January 1, 2008 unless otherwise provided in the Plan or Exhibit 1 or as required by law.

1.27 “Eligible Rollover Distribution” means any distribution of all or a portion of the Distributee’s Account balance, except that an Eligible Rollover Distribution does not include (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more, (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company securities). This definition shall not apply to amounts distributed due to hardships as provided in Section 10.7 of the Plan. For purposes of the direct rollover provisions in Sections 6.12 and 8.12 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions or designated Roth contributions within the meaning of Code Section 402A, which are not includable in gross income. However, such portion consisting of after-tax employee contributions may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan or qualified defined benefit plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable. In addition, any portion of an Eligible Rollover Distribution consisting of designated Roth contributions may be transferred only to another designated Roth account under an applicable retirement plan described in Section 402A(e)(1) of the Code but only through a direct rollover or a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

1.28 “Eligible Retirement Plan” means an individual retirement account (described in Section 408(a) of the Code), an individual retirement annuity (described in Section 408(b) of the Code), an annuity plan (described in Section 403(a) of the Code), a qualified trust (described in Section 401(a) of the Code), that accepts the Distributee’s Eligible Rollover Distribution, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state, and which agrees to separately account for amounts transferred into such a plan from this plan. In addition, a Roth IRA described in Code Section 408A is an Eligible Retirement Plan that may accept a Distributee’s Eligible Rollover Distribution (which may in part consist of Roth Contributions or not) provided that, pursuant to Code Section 408A(d)(3)(A), the Distributee’s gross income includes any amount that would be includible if the distribution was not rolled over and provided further, that for distributions beginning before January 1, 2010, the Distributee must satisfy the income restrictions described in Code Section 408A(c)(3)(B). In the case of an Eligible Rollover Distribution to a non-Spouse Beneficiary, then Eligible Retirement Plan shall mean only an individual retirement account or an individual retirement annuity.

1.29 “Employee” means any person classified by a Participating Company as an “employee” and employed by a Participating Company other than: (a) a person who is covered by a collective bargaining agreement, if there is evidence to show that retirement benefits were the subject of good faith bargaining between a Participating Company and the employee representatives with whom such agreement was entered; (b) a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from a Participating Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); (c) a participant in a profit sharing plan, pension plan or other retirement plan (other than the Plan, the Host Hotels & Resorts, L.P. Executive Deferred Compensation Plan or the Host Hotels & Resorts, Inc. and Host Hotels

& Resorts, L.P. Comprehensive Stock and Cash Incentive Plan or the Host Hotels & Resorts, Inc. Non-Employee Directors’ Deferred Stock Compensation Plan) maintained by Host Hotels & Resorts, Inc. or Host Hotels & Resorts, L.P. or an affiliate, whether or not the plan or the trust of such plan is intended to qualify under Section 401 of the Code; (d) a leased employee (within the meaning of Section 414(n) of the Code); (e) an independent contractor; or (f) any other individual who is not classified by the Participating Company as an employee, regardless of whether such leased employee, independent contractor or other individual is later determined to be common law employee.

1.30 “Entry Date” means the first day of the four week accounting period of the Participating Company immediately following receipt by the Plan Administrator of an application for admission to the Plan in writing, or in such other form authorized by the Plan Administrator. The Board of Directors may, with respect to persons who become Employees by virtue of having been employed by any business entity the stock or substantially all of the assets of which are acquired by Host Hotels & Resorts, L.P. or any affiliate or Affiliated Company or the management of which is assumed by the Company, establish by written resolution as a special Entry Date, solely for such Employees, the date of such acquisition or assumption of management.

1.31 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.32 “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of the Plan’s assets; (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so; or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan. The term “Fiduciary” includes the Named Fiduciary, the Trustees and any person to whom fiduciary responsibilities have been delegated pursuant to Section 15.3.

1.33 “FLSA” means the Fair Labor Standards Act, as amended from time to time.

1.34 “Fund” means any of the separate funds in which Participants’ Accounts may be placed and which are allocated and invested in accordance with Article XIV.

1.35 “Hardship” means the existence of an immediate and heavy financial need of the Participant or, for purposes of (a), (c) and (e) below, the Beneficiary. A need exists if it is necessary for the following:

(a) expenses for medical care previously incurred by the Participant, his spouse or any of his dependents or necessary for these persons to obtain medical care within the limits of Section 213(d) of the Code;

(b) purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) Payment of tuition, related education fees and room and board for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents;

(d) Payment to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; and

(e) Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents;

(f) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165, determined without regard to whether the loss exceeds ten percent of gross income; or

(g) Any other event determined by the Commissioner of Internal Revenue.

1.36 “Highly Compensated Employee” means any Employee or former Employee who performs service for a Participating Company during the Plan Year and who (i) for the prior Plan Year received Compensation from the Participating Company in excess of $100,000 (adjusted as described in Section 414(q)(1) of the Code) and was in the “top-paid group,” as defined in Section 414(q) of the Code; or (ii) during the Plan Year or the prior Plan Year was a 5% owner (as defined in Code Section 416(i)(1)(B)(i)).

1.37 “Hire Date” means, for any Employee, the date on which he first becomes entitled to credit for an hour for which he is directly or indirectly paid or entitled to be paid by the Company or an Affiliated Company for the performance of employment services.

1.38 “Host Marriott L.P.” means Host Hotels & Resorts, L.P., a Delaware limited partnership, or any successor thereto by merger, consolidation or the acquisition of substantially all of the assets and business thereof.

1.39 “Investment Expenses” means all expenses which under generally accepted accounting principles would be classified as investment expenses, including, without limitation, investment manager’s or advisor’s fees and expenses, custodial fees, fees of broker-dealers for effecting investment transactions or rendering investment advice, expenses relating to the making of investments and expenses relating to the recovery of any investment in a bankrupt or insolvent entity.

1.40 “Maximum Permissible Amounts” means the lesser of:

(a) $46,000, or such higher amount to which such amount may be adjusted as described in Code Section 415(d) or, pursuant to Section 415(f) of the Code, to implement special rules applicable to combining more than one defined contribution plan as a single plan; or

(b) One hundred percent (100%) of the Participant’s Compensation.

1.41 “Named Fiduciary” means the Committee in its role as named fiduciary of the Plan as set forth in Section 15.1(a).

1.42 “Participant” means an Employee of the Company who has been admitted to participation in this Plan in accordance with Article II. As appropriate to the context a “Participant” may include one or more of the following sub-definitions:

(a) “Former Participant” means any present Employee of the Participating Company and all affiliates who, after having been a Participant, ceases to participate in the Plan.

(b) “Terminated Participant” means any prior Employee of the Participating Company and all affiliates who, after having been a Participant, terminated his employment other than by retirement, death or Permanent Disability, and has any vested balance in the Plan.

(c) “Retired Participant” means any Participant who retires from employment with the Participating Company and all affiliates in accordance with Section 8.1 and has any vested balance in the Plan.

(d) “Disabled Participant” means any Participant who terminates from employment with the Participating Company and all affiliates as a result of a Permanent Disability and has any vested balance in the Plan.

(e) “Deceased Participant” means any Participant who terminates employment by reason of death and leaves any vested balance in the Plan.

1.43 “Participating Company” means Host Hotels & Resorts, L.P. or any Affiliated Company that has elected to join the Plan with the consent of the Host Hotels & Resorts, Inc.’s Board of Directors.

1.44 “Pay” of a Participant means the amount of his Compensation payable to him for a Payroll Period but without regard to any limitation imposed by Code Section 401(a)(17).

1.45 “Payroll Period” of a Participant means the period established by the Participating Company during which services are performed entitling the Participant to Compensation.

1.46 “Period of Severance” means the period of time commencing on the Separation Date and ending on the Participant’s Reemployment Date.

1.47 “Permanent Disability” means that the Participant is either (a) determined to be entitled to benefits under the Company’s long-term disability plan, or (b) if he is not a participant in such long-term disability plan, has been determined to be disabled by the Social Security Administration.

The determination of the existence of a Permanent Disability shall be made by the Plan Administrator and shall be final and binding upon the Participant and all other parties.

1.48 “Plan” means the Host Hotels & Resorts, L.P. Retirement and Savings Plan, including any amendments thereto.

1.49 “Plan Administrator” means the person to whom the duties of Plan Administrator are delegated pursuant to Section 15.3(b).

1.50 “Plan Year” shall mean the calendar year.

1.51 “Predecessor Company” means Host Hotels & Resorts, Inc.

1.52 “Prior Plan” means the Host Marriott Corporation (HMC) Retirement and Savings Plan and Trust, as in effect prior to January 1, 2004.

1.53 “Pro Rata Share of Administrative Expenses” means the amount determined by multiplying the Administrative Expenses of the Plan by a fraction, the numerator of which is the total value of each Fund and the denominator of which is the total aggregate value of all such Funds.

1.54 “Qualified Domestic Relations Order” or “QDRO” shall have the same meaning as “qualified domestic relations order” under Section 414(p) of the Code and the Treasury Regulations thereunder.

1.55 “Qualified Joint and Survivor Annuity” or “QJSA” means an annuity purchased from a commercial insurance company with the Participant’s Account that pays a benefit for the life of the Participant with a survivor annuity for the life of the Participant’s Surviving Spouse in an amount elected by the Participant of either fifty percent (50%) or one hundred percent (100%) of the amount being paid to the Participant during his lifetime.

1.56 “Reemployment Date” means, for any Employee, the first date following the Employee’s Separation Date on which he first becomes entitled to credit for an hour for which he is directly or indirectly paid or entitled to be paid by the Company or an Affiliated Company for the performance of employment duties.

1.57 “Required Beginning Date” means April 1 of the calendar year following the calendar year in which the Participant attains age 70- 1/2 or, if later, the calendar year in which the Participant retires from the Company; provided, however, that in the case of a Participant who is a 5% owner (as defined in Code Section 416), Required Beginning Date means April 1 of the calendar year following the calendar year in which the Participant attains age 70- 1/2.

1.58 “Roth Contributions” shall have the meaning set forth in Section 5.2.

1.59 “Roth Contribution Account” shall have the meaning set forth in Section 6.1(c).

1.60 “Section 401(k) Contribution” shall have the meaning set forth in Section 5.2.

1.61 “Section 401(k) Contribution Account” shall have the meaning set forth in Section 6.1(b).

1.62 “Separation Date” means the earlier of:

(a) Any date on which an Employee’s employment with the Company terminates by reason of voluntary termination, discharge, retirement or death; or

(b) The first anniversary of the first date of a period in which the Employee remains absent from active employment with the Company for some reason other than voluntary termination, discharge, retirement, death, approved leave of absence, or military service.

Provided, however, that, solely for the purpose of determining whether a Period of Severance has occurred, if an Employee is absent from service beyond the first anniversary of the first date of absence by reason of a “maternity or paternity leave”, then the Separation Date of such Employee shall be the second anniversary of the first date of such absence. For purposes of this Section, “maternity or paternity leave” means termination of employment or absence from work due to: (i) the pregnancy of the Participant, (ii) the birth of a child of the Participant, (iii) the placement of a child in connection with the adoption of the child by a Participant, or (iv) the caring for a Participant’s child during the period immediately following the child’s birth or placement for adoption. The Plan Administrator shall determine, under rules of uniform application and based on information provided to the Plan Administrator by the Participant, whether or not the Participant’s termination of employment or absence from work is due to “maternity or paternity leave”.

1.63 “Service” means an Employee’s or a Participant’s period of employment with the Company; the Predecessor Company prior to January 1, 2004; as a leased employee (within the meaning of Section 414(n) of the Code) unless the leased employee is covered by a safe harbor plan described in Section 414(n)(5) of the Code; any other employer that is required to be aggregated with the Company under Section 414 of the Code, as determined in accordance with Article VII or any employer that maintains a plan from which assets are transferred to this Plan on behalf of the Employee or Participant in a transaction subject to Section 414(1) of the Code. An Employee’s Service shall include any period of employment with Crestline Capital Corporation if the Employee was employed by the Company immediately after becoming employed by Crestline Capital Corporation. Employment of an Employee or a Participant by any of the following employers shall be treated as Service:

(a) An Affiliated Company, both prior to and after becoming an Affiliated Company, if such Affiliated Company has elected to join the Plan.

(b) An Affiliated Company, after becoming an Affiliated Company, if such Affiliated Company has not elected to join the Plan.

In addition, the Board of Directors shall have the authority by adopting written resolutions to recognize employment of an Employee or a Participant by any of the following employers as Service:

(a) An Affiliated Company, prior to becoming an Affiliated Company, if such Affiliated Company has not elected to join the Plan.

(b) Any business entity substantially all of the assets of which are acquired by Host Hotels & Resorts, L.P. or any affiliate or Affiliated Company or whose management is assumed by the Company; provided that such recognition shall apply uniformly to all employees of any such employer.

1.64 “Spousal Consent” means a Spouse’s written consent which acknowledges the effect of the Participant’s election and is witnessed by a Plan representative or notary public. Spousal Consent may be in the form of a specific consent, general consent or limited general consent, as provided in Section 8.6(e).

1.65 “Spouse” or “Surviving Spouse” means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided in a Qualified Domestic Relations Order.

1.66 “Subaccount” means the portion of a Participant’s Account placed in each Fund pursuant to Article XIV.

1.67 “Trustees” means the corporate trustee or persons appointed as Trustee of the Trust Fund and any successors.

1.68 “Trust Agreement” means the agreement providing for the terms and conditions under which the Trustee will hold and invest the Trust Fund.

1.69 “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.70 “Valuation Date” means each business day, as of which the Plan Administrator values the interest of Participants in the assets of the Trust Fund, such valuations being made in accordance with the provisions of Section 6.8.

ARTICLE II.

ELIGIBILITY AND PARTICIPATION

2.1 Eligibility and Participation

(a) Commencement of Participation. Each Employee shall be automatically enrolled in the Plan on the Entry Date immediately following the Employee’s Hire Date, unless the Employee submits a waiver of automatic enrollment in the form and manner determined by the Plan Administrator pursuant to Section 5.3. Any Employee who submits a waiver of automatic enrollment may subsequently submit a written application to the Plan Administrator for admission to the Plan, and shall be admitted to the Plan on the next following Entry Date.

(b) Continued Participation. Notwithstanding subsection (a), any person who was a Participant in the Plan on the day before the Effective Date shall continue to be a Participant under this Plan on the Effective Date, provided that such person is an Employee on the Effective Date.

(c) Participation Voluntary. Notwithstanding subsection (a), participation in the Plan is entirely voluntary. Employees who do not wish to be enrolled in the Plan shall submit a written waiver of automatic enrollment as described in subsection (a). An Employee who has waived automatic enrollment may subsequently elect to commence participation in the Plan in accordance with subsection (a).

(d) Default Contribution Level. Upon automatic enrollment in the Plan, the Participant will be deemed to have elected to contribute three percent (3%) of his Flexible Compensation as a Section 401(k) Contribution, subject to the terms and conditions of Article V of the Plan, including changes in elections under Section 5.3.

2.2 Reemployment of Employee. An Employee who terminates employment with the Company and subsequently resumes employment with the Company shall become eligible to participate in the Plan immediately upon again becoming an Employee and shall be admitted to the Plan in accordance with the method determined by the Committee pursuant to Section 5.2(a).

2.3 Termination of Plan Participation. A Participant may cease to participate in the Plan during the Participant’s continued employment at any time by giving written notice thereof to the Plan Administrator. Such notice shall be effective to terminate participation as soon as practicable and such Employee shall thereupon become a Former Participant.

2.4 Readmission of Former Participant. Any Former Participant may be readmitted to the Plan as a Participant on any Entry Date upon written application in accordance with Section 2.1(a); provided, however, that if any Former Participant withdraws any portion of his Basic After-tax Savings pursuant to Section 10.1, he shall not be eligible for readmission to the Plan until six (6) months have elapsed from the date on which he became a Former Participant.

2.5 Participation During Authorized Leave of Absence or During Employment by Affiliated Company That Has Not Joined Plan. Participation in the Plan may continue during periods of Authorized Leave of Absence, and periods during which a Participant is employed by an Affiliated Company, which has not elected to join the Plan. However, the Participant may neither deposit savings in the Trust Fund nor share in the allocation of the Company contribution during such periods. A Participant on Authorized Leave of Absence who does not return to active employment with the Company by the expiration of such Authorized Leave of Absence shall be treated for the purposes of the Plan as having terminated employment pursuant to Section 9.1.

2.6 Treatment of Participants Who Cease Being Employees Pursuant to Section 1.29. Notwithstanding the provisions of Section 2.5, any Participant who ceases to be an Employee by reason of Section 1.29(a), (b), (d) or (e), or by becoming employed by an Affiliated Company which has not elected to join the Plan, or by becoming a participant in a plan described in Section 1.29(c), shall be treated thereupon as a Former Participant in accordance with the provisions of this Plan.

ARTICLE III.

COMPANY CONTRIBUTION

3.1 Amount of Contribution. For each Plan Year or portion thereof, each Participating Company shall make the following contributions to the Trust Fund:

(a) Section 401(k) Contributions and Roth Contributions, as provided by Article V;

(b) A matching contribution on behalf of each Participant in the amount of fifty percent (50%) of the Participant’s Combined Basic Savings, but only if such Participant is an employee on the last day of the applicable Payroll Period; and

(c) Any additional contribution, if any, as determined in the absolute and sole discretion of the Host Hotels & Resorts, Inc. Board of Directors or the Committee.

In no event shall the amount of the contribution exceed the maximum amount deductible by a Participating Company for the Plan Year with respect to which the contribution is made under Section 404(a) of the Code or the corresponding provision of any subsequent tax law.

Notwithstanding anything to the contrary, no matching contributions under Section 3.1(b) (as allocated under Section 6.5(a)) and Section 3.1(c) (as allocated under Section 6.5(b)(2)) shall be made with respect to catch-up contributions described in Section 5.12 of the Plan.

3.2 Time of Payment of Contributions . A Participating Company may pay its contributions at such time or times and in such amount or amounts as it may deem appropriate during the Plan Year for which each such contribution becomes due and for such period thereafter during which payment thereof may be permitted as a deduction for the previous Plan Year under the Code.

3.3 Form of Payment of Contributions. All payments of contributions shall be made directly to the Trustees. Payments may be in cash or in such other property of any kind as the Named Fiduciary may authorize the Trustees to accept, to the extent permitted by law. The value of any property other than cash, which may be paid to the Trustees shall be its fair market value as of the date of such payment, as determined by the Named Fiduciary, based on the report of an independent appraiser.

3.4 Return of Contributions to Company. Notwithstanding any other provisions of this Plan, any contributions made by a Participating Company pursuant to Section 3.1 shall, to the extent permitted by Section 403(c) of ERISA, be returned to a Participating Company if:

(a) The contributions are made as the result of a mistake of fact;

(b) A tax deduction claimed for the contributions pursuant to Section 404 of the Code is denied to the Company by the Internal Revenue Service; or

(c) The IRS determines that the Plan is not tax-qualified under Section 401 of the Code.

Notwithstanding the foregoing, however, no contributions may be returned to a Participating Company under the above provisions later than one (1) year from the date a mistaken contribution is made, a tax deduction for a contribution is denied, or the IRS determines that the Plan is not tax-qualified, as the case may be. Further, except as otherwise provided in this paragraph, the assets of the Plan shall not inure to the benefit of the Company, and shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan.

ARTICLE IV.

PARTICIPANTS’ AFTER-TAX SAVINGS

4.1 Participant After-tax Savings. Subject to the provisions of Section 4.2, each Participant may deposit After-tax Savings into the Trust Fund.

4.2 Amount of After-tax Savings. Subject to the limitation provisions of Section 6.6, a Participant may deposit in the Trust Fund, specified in multiples of one percent (1%), an amount, which is at least one percent (1%), but not more than twenty percent (20%), of his Pay for each Payroll Period. However, the maximum amount of After-tax Savings permitted in any Plan Year shall not exceed 20% of the Participant’s Compensation, calculated on an annual basis, and such maximum amount shall be reduced by the amount of the Participant’s 401(k) Contributions and Roth Contributions as provided in Section 5.8.

4.3 Payroll Deduction. Each Participant’s After-tax Savings shall be withheld by the Participating Company from his Pay for each Payroll Period.

4.4 Change in Rate of After-tax Savings. A Participant may change the rate of his After-tax Savings to any other rate authorized by Section 4.2 at any time by giving written notice to the Plan Administrator in the manner determined by the Committee. Such notice shall be effective as specified by the Committee. In addition, a Participant may discontinue his After-tax Savings at any time by giving written notice to the Plan Administrator. Such notice of discontinuation shall be effective as specified in Section 2.3, unless the Participant has made an election pursuant to Section 5.2.

4.5 Payment to Trustees. The Participants’ After-tax Savings withheld shall be paid to the Trustees by the Company on the earliest date on which such After-tax Savings can reasonably be segregated from the Company’s general assets. A statement showing the amount representing the After-tax Savings of each Participant shall accompany each such payment.

4.6 Investment of Participants’ After-tax Savings. Subject to the Participant’s right to direct investments, the Participant’s After-tax Savings shall be commingled with other assets in the Trust Fund for investment purposes.

4.7 In-Service Withdrawal of After-tax Savings. A Participant may withdraw After-tax Savings from his After-tax Savings Account as provided in Sections 10.1 and 10.5.

4.8 Effect of Termination of Plan or Discontinuance of After-tax Contributions. In the event (a) the Plan is terminated or partially terminated with respect to a Participating Company or particular group or class of Participants, or (b) the Company or any Participating Company discontinues the making of After-tax Contributions, the election made by any affected Participant under the provisions of this Article IV shall be immediately null and void and of no further effect, and no additional amounts of After-tax Savings shall be contributed to the Trust Fund by the Company or the Participating Company.

ARTICLE V.

SECTION 401(k) CONTRIBUTIONS AND

ROTH CONTRIBUTIONS

5.1 Section 401(k) Contributions and Roth Contributions. Notwithstanding Section 2.1 and subject to the terms and conditions of this Article V, any Participant may, at any time and from time to time, elect to have contributed to the Trust Fund out of his Pay for each Payroll Period, specified in multiples of one percent (1%), an amount which shall be designated by the Participant as:

(a) a Section 401(k) Contribution which shall constitute a contribution to the Trust Fund by the Company on behalf of the Participant under the provisions of Section 401(k) of the Code, and/or

(b) a Roth Contribution which shall constitute a contribution to the Trust Fund by the Participant under the provisions of Section 402A of the Code.

The maximum aggregate Section 401(k) Contributions, Roth Contribution and After-tax Savings permitted in any Plan Year shall not exceed 20% of the Participant’s Pay for each Payroll Period and the Participant’s Compensation calculated on an annual basis.

5.2 Election Rules.

(a) Method of Election. The Committee shall determine the method by which an election may be made pursuant to this Article V. Any such election method with respect to Section 401(k) Contributions must be consistent with the provisions of Section 401(k)(2) of the Code and (assuming such consistency) may include either an affirmative election procedure whereby Participants shall only be treated as having made an election upon written direction of the Participants or a negative election procedure whereby Participants shall be deemed to have made an election until and unless a Participant files a written direction negating the election. Any such election method with respect to Roth Contributions must be consistent with the provisions of Section 402A of the Code and must be an affirmative election whereby Participants shall only be treated as having made an election upon written direction of the Participants. Regardless of the method of election determined by the Committee, Participants shall be given prompt and adequate notice thereof and thus be afforded an appropriate opportunity to exercise their rights under this Article V.

(b) Effective Date of Election. A Participant’s election shall become effective (unless previously revoked) upon the first day of the Payroll Period of the Company immediately following receipt by the Plan Administrator of the election.

(c) Revocation or Amendment. An election may be made to change a Participant’s rate of Section 401(k) Contributions and/or Roth Contributions to any other rate authorized under Section 5.2 or to discontinue such contributions at any time. Such election shall be made in the manner, and shall be effective, as specified by the Committee. Finally, the Committee shall have the right and obligation to reduce a Participant’s rate of Section 401(k) Contributions and/or Roth Contributions to any rate as the Committee deems necessary, from time to time, in order to assure compliance by this Plan with the standards of Section 401(k)(3) and Section 402(g) of the Code. The order and the amount of any such reduction (and the extent to which the reduction is made from a Participant’s Section 401(k) Contributions or Roth Contributions) shall be determined by the Committee.

5.3 Treatment of Section 401(k) Contributions and Roth Contributions

(a) For each Payroll Period, a Participant’s Pay shall be reduced by the amount which such Participant has elected to contribute as Section 401(k) Contributions (or such lesser amount determined by the Committee pursuant to Section 5.3(c)).

(b) For Payroll Periods beginning on or after February 1, 2008, a Participant’s Pay shall be reduced by the amount which such Participant has elected to contribute as Roth Contributions (or such lesser amount determined by the Committee pursuant to Section 5.3(c)).

5.4 Limitations on Section 401(k) Contributions and Roth Contributions. Except as permitted under Section 5.12 of the Plan and Section 414(v) of the Code, the maximum amount of a Participant’s Section 401(k) Contributions and Roth Contributions for a calendar year shall not exceed the limit in effect under Section 402(g)(1)(B) of the Code (as adjusted for cost of living) for such calendar year.

5.5 Actual Deferral Percentage Tests. The Actual Deferral Percentage Test shall be satisfied for a Plan Year if one of the following two tests is met for such Plan Year:

(a) The Actual Deferral Percentage for the eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees for the prior Plan Year multiplied by 1.25; or

(b) The Actual Deferral Percentage for the Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees for the prior Plan Year multiplied by 2.0, and the excess of the Actual Deferral Percentage for the Highly Compensated Employees for the prior Plan Year over all other eligible Employees for the prior Plan Year is not more than two percentage points.

5.6 Correction of Failed Actual Deferral Percentage Tests. In order to achieve the result described in Section 5.6, the following actions may be taken, as determined by the Committee:

(a) To the extent that Section 401(k) Contributions made on behalf of a Participant pursuant to an election under Section 5.2(a) by a Participant who is a Highly Compensated Employee would otherwise cause the Plan to fail to comply with the Actual Deferral Percentage Tests set forth in Section 5.6, such contributions shall constitute After-tax Savings by the Participant rather than Section 401(k) Contributions. Excess Section 401(k) Contributions for a Plan Year (along with the required amount of income) shall be recharacterized as After-tax Savings for the Highly Compensated Employees in question in accordance with the Leveling Method described in subsection (c).

(b) Within two and one-half (2 1/2) months following the end of the Plan Year (or such longer period permitted by law), the amount of excess Section 401(k) Contributions and/or excess Roth Contributions (along with the required amount of income), as determined by the Committee, for Participants who are Highly Compensated Employees shall be allocated according to the Leveling Method described in subsection (c) and distributed to the Highly Compensated Employees in question in conformance with Treas. Reg. Section 1.401(k)-2(b)(4)(ii).

(c) The Leveling Method refers to the following two step method of determining the total dollar amount of excess Section 401(k) Contributions (and, with respect to the correction described in subsection (b), excess Roth Contributions) in accordance with the procedures established by the Committee and apportioning such excess amount among the Highly Compensated Employees in question so that the appropriate action described in subsection (a) or (b) may be taken by the Committee:

(1) The actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to equal that of the Highly Compensated Employee with the next highest actual deferral ratio and this process shall be repeated until Section 5.6 is satisfied. If a lesser reduction would enable the Plan to satisfy Section 5.6, then the lesser reduction will apply.

(2) The total amount determined under paragraph (1) shall be apportioned among the Highly Compensated Employees such that the allocations of the Highly Compensated Employee with the highest dollar amount of allocations described in Section 6.3 or Section 6.4 for the Plan Year in question shall be reduced by the amount required to cause the Highly Compensated Employee’s allocations to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of such allocations and this process shall be repeated to the extent required so that the total reductions equal the total amount determined under paragraph (1). If a lesser reduction, when added to the dollar amount already reduced, would equal the total dollar amount determined under paragraph (1), the lesser reduction shall apply. The order of any such reduction (and the extent to which the reduction is made from a Highly Compensated Employee’s Section 401(k) Contributions or Roth Contributions) shall be determined by the Committee.

(d) The amount of any distribution under subsection (b) or re-characterization under subsection (a) with respect to a Participant for a Plan Year shall be reduced by any distribution under Section 5.13 previously distributed to such Participant for his taxable year in accordance with Section 402(g)(2) of the Code.

5.7 Coordination of After-tax Savings, Section 401(k) Contributions and Roth Contributions. The maximum aggregate Section 401(k) Contributions, Roth Contributions and After-tax Savings of a Participant for any Payroll Period shall not exceed twenty percent (20%) of the Participant’s Pay. In addition, the maximum aggregate amount of After-tax Savings, Section 401(k) Contributions and Roth Contributions in any Plan Year shall not exceed twenty percent (20%) of the Participant’s Compensation, calculated on an annual basis. If the sum of a Participant’s After-tax Savings, Section 401(k) Contributions and Roth Contributions for any Payroll Period exceeds twenty percent (20%) of Pay (or, with respect to a Plan Year, Compensation), the Participant’s Section 401(k) Contributions shall first be included towards such maximum until exhausted, next, Roth Contributions shall be included until exhausted and lastly After-tax Savings. Any excess amounts in any such period shall be paid to the Participant as cash compensation for the period in question.

5.8 Payment to Trustees. Section 401(k) Contributions and Roth Contributions shall be paid to the Trustees by the Company on the earliest date on which such Section 401(k) Contributions and Roth Contributions can reasonably be segregated from the Company’s general assets. A statement showing the amount representing the Section 401(k) Contributions and Roth Contributions of each Participant shall accompany each such payment.

5.9 Distribution of Section 401(k) Contributions and Roth Contributions.

(a) Restrictions on Distributions. Notwithstanding any provision of this Plan to the contrary, a Participant’s Section 401(k) Contributions and Roth Contributions (and, except as provided in Section 10.7(a) for Hardship distributions, earnings attributable thereto) shall not be distributable other than upon:

(1) The Participant’s severance from employment (within the meaning of Section 401(k)(2)(B) of the Code), death or Permanent Disability;

(2) The Participant’s attainment of age 59- 1/2, or termination of participation in the Plan after attaining age 59- 1/2;

(3) The Participant’s Hardship;

(4) The termination of the Plan by the Company without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);

(5) The correction of a failed Actual Deferral Percentage Test described in Section 5.6, determined in accordance with Section 5.7 of the Plan; or

(6) The correction of a Participant’s contributions which are in excess of the Code Section 402(g) limit (along with the required amount of income) in accordance with Section 5.13.

Notwithstanding the foregoing, any distribution made pursuant to subsections (a)(4) of this Section must meet the requirements of Section 401(k)(10) of the Code.

(b) In-Service Withdrawal of Section 401(k) Contributions and Roth Contributions. Any Participant or Former Participant who meets the requirements of subsection (a)(2) or (3) of this Section may withdraw his Section 401(k) Contributions and Roth Contributions during the Participant’s continued employment, as provided in Section 10.5 or Section 10.7, as applicable.

5.10 Effect of Termination of Plan or Discontinuance of Section 401(k) Contributions, Roth Contributions and After-tax Savings. In the event (a) the Plan is terminated or partially terminated with respect to a Participating Company or particular group or class of Participants, or (b) the Company or any Participating Company discontinues the making of Section 401(k) Contributions, Roth Contributions and After-tax Savings, the elections made by any affected Participant under the provisions of this Article V and Article IV shall be immediately null and void and of no further effect, and no additional amounts shall be contributed to the Trust Fund by the Company or the Participating Company.

5.11 Catch-up Contributions. All Participants who are eligible to make Section 401(k) Contributions and Roth Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Each eligible Participant who elects to make catch-up contributions shall make a separate catch-up contribution election with respect to Section 401(k) Contributions and/or Roth Contributions. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

5.12 Contribution Limitation. In no event shall the aggregate Section 401(k) Contributions and Roth Contributions of a Participant (excluding catch-up contributions described in Section 5.12) for any calendar year, together with any such contributions the Participant made under another employer’s plan, exceed the limit described in Section 402(g) of the Code. If a Participant makes excess deferrals to the Plan and another employer’s plan, the Participant shall notify the Plan Administrator of the excess deferrals under the Plan (including the extent to which the excess deferrals are attributable to Roth Contributions) not later than the April 15 following the close of the calendar year in which such excess deferrals were made to the Plan. If a Participant makes excess deferrals under the Plan and any other plan of the Company or an Affiliated Company, the Participant is deemed to have notified the Plan Administrator of such excess deferrals (including the extent to which the excess amount is attributable to Roth Contributions). Not later than April 15 following the close of the calendar year in which the excess deferrals were made to the Plan (or such later date as permitted by law), the Plan shall distribute the excess deferrals (and the required amount of earnings). Notwithstanding the foregoing, if a Participant has excess deferrals under the Plan for a calendar year, the Participant shall receive a corrective distribution during such calendar year (or such later period permitted by law) provided that the requirements described in Treas. Reg. Section 1.402(g)-1(e)(3) are satisfied.

ARTICLE VI.

ALLOCATION OF CONTRIBUTIONS

AND NET INCOME AMONG PARTICIPANTS

6.1 Maintenance of Separate Accounts. The Plan Administrator shall maintain the following accounts in the name of each person participating in the Plan:

(a) After-tax Savings Account (consisting of Participants’ After-tax Savings pursuant to Article IV and any earnings or losses thereon);

(b) Section 401(k) Contribution Account (consisting of Section 401(k) Contributions pursuant to Article V and any earnings or losses thereon);

(c) Roth Contribution Account (consisting of Roth Contributions pursuant to Article V and any earnings or losses thereon); and

(d) Company Contribution Account (consisting of Company contributions under Section 3.1(b) and (c), forfeitures and any earnings or losses thereon).

All of such separate accounts and the separate Fund Subaccounts, as established pursuant to Section 14.5(a), shall in the aggregate constitute the Participant’s Account.

6.2 Allocation to After-tax Savings Accounts. The After-tax Savings deposited by a Participant pursuant to Section 4.2 shall be credited, as made, to the Participant’s After-tax Savings Account.

6.3 Allocation of 401(k) Contribution. Section 401(k) Contributions made by the Company on behalf of a Participant pursuant to Section V shall be credited, as made, to the Participant’s Section 401(k) Contribution Account.

6.4 Allocation of Roth Contribution. Roth Contributions made by the Participant pursuant to Section V shall be credited, as made, to the Participant’s Roth Contribution Account.

6.5 Allocation of Company Contribution. Subject to Section 6.7, Company contributions shall be allocated as follows:

(a) Company contributions pursuant to Section 3.1(b) shall be credited as made pursuant to Section 3.2 to each Participant’s Company Contribution Account if such Participant is an active employee on the last day of the quarter or such earlier date as determined by the Committee or Plan Administrator; and

(b) Company contributions pursuant to Section 3.1(c) shall be allocated and applied in the following order:

(1) To the restoration of forfeitures of Terminated Participants re-admitted to the Plan in accordance with Section 9.5(b) and unclaimed benefits previously reallocated in accordance with Section 6.10, to the extent that current forfeitures are insufficient to provide for such restoration, as provided in Sections 6.9 and 6.10; and

(2) To the Company Contribution Accounts of all Participants who are Employees of the Company on the day that the Board approves the Company Contribution made pursuant to Section 3.1(c), and all Participants who become Retired, Disabled or Deceased Participants during the Plan Year, based on the ratio that each such Participant’s Combined Basic Savings for such Plan Year bears to the total Combined Basic Savings of all such Participants for such Plan Year. The Company Contributions allocated to each Participant’s Account shall be further allocated among such Participant’s Fund Subaccounts in accordance with the provisions of Article XIV.

6.6 Limitation on After-tax Savings and Company Contributions. Notwithstanding any provisions of the Plan to the contrary, the Participant’s After-tax Savings and Company contributions (including forfeitures used to reduce contributions under Section 3.1(b) or (c) for a Plan Year must satisfy the Actual Contribution Percentage Tests for such Plan Year. The Actual Contribution Percentage Test shall be satisfied for a Plan Year if one of the following two tests is met for such Plan Year:

(a) The Actual Contribution Percentage for the eligible Highly Compensated Employees is not more than the Actual Contribution Percentage for the prior Plan Year of all other eligible Employees multiplied by 1.25; or

(b) The Actual Contribution Percentage for the Highly Compensated Employees is not more than the Actual Contribution Percentage for the prior Plan Year of all other eligible Employees multiplied by 2.0, and the excess of the Actual Contribution Percentage for the Highly Compensated Employees over all other eligible Employees for the prior Plan Year is not more than two percentage points.

6.7 Correction of Failed Actual Contribution Percentage Tests. In order to achieve the result described in Section 6.6, the following actions may be taken, as determined by the Committee:

(a) Within two and one-half (2 1/2) months following the end of the Plan Year (or such longer period permitted by law), the amount of excess aggregate contributions (along with the required amount of income) for Participants who are Highly Compensated Employees, as determined by the Committee, shall be allocated according to the Leveling Method described in subsection (c) and distributed to the Highly Compensated Employees in question or forfeited in accordance with Treas. Reg. Section 1.401(m)-2(b)(2).

(b) The Leveling Method refers to the following two step method of determining the total dollar amount of excess aggregate contributions in accordance with the procedures established by the Committee and apportioning such excess amount among the Highly Compensated Employees in question so that the excess aggregate contributions may be distributed to the appropriate Participants who are Highly Compensated Employees or, with respect to Company contributions, forfeited:

(1) The actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio shall be reduced to equal that of the Highly Compensated Employee with the next highest actual contribution ratio and this process shall be repeated until Section 6.6 is satisfied. If a lesser reduction would enable the Plan to satisfy Section 6.6, then the lesser reduction will apply.

(2) The total amount determined under paragraph (1) shall be apportioned among the Highly Compensated Employees such that the allocations of the Highly Compensated Employee with the highest dollar amount of allocations described in Section 6.2 (or Section 6.5) for the Plan Year in question shall be reduced by the amount required to cause the Highly Compensated Employee’s allocations to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of such allocations and this process shall be repeated to the extent required so that the total reductions equal the total amount determined under paragraph (1). If a lesser reduction, when added to the dollar amount already reduced, would equal the total dollar amount determined under paragraph (1), the lesser reduction shall apply. The extent to which the reduction is made from After-tax Savings Accounts and distributed to the applicable Highly Compensated Employees or from Company Contribution Accounts and forfeited shall be determined by the Committee.

6.8 Allocation of Net Income. As of each Valuation Date, each Fund shall be charged or credited with the net earnings, gains, losses, Investment Expenses and the Pro Rata Share of Administrative Expenses as well as any appreciation or depreciation in the market value using publicly issued fair market values when available or appropriate. To the extent that a Participant’s Subaccounts are invested in Funds that are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s accounts shall be based upon the total amount of funds so invested, in a manner proportionate to the Participant’s share of such pooled investment. To the extent that a Participant’s Subaccounts are invested in Funds that are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

6.9 Use of Forfeitures. Forfeitures, as described in Section 9.5(a), shall be applied in the following order: (a) first to restore forfeitures of Terminated Participants readmitted to the Plan in accordance with Section 9.5(b) and unclaimed benefits previously reallocated in accordance with Section 6.10, (b) second to pay Plan expenses, and (c) third, to reduce the Company Contributions.

6.10 Use of Unclaimed Benefits.

(a) Method of Allocation. Unclaimed benefits, as described in Section 19.10, shall be reallocated in the same manner as forfeitures as provided in Section 6.9.

(b) Reduction in Forfeitures. If the Plan Administrator pays any unclaimed benefits, which had previously been reallocated hereunder, the amount of such benefits shall reduce the amount of forfeitures otherwise reallocated pursuant to Section 6.9. In the event that forfeitures for the Plan Year in question are not sufficient to pay any unclaimed benefits, the Company contribution for such Plan Year shall first be applied for such payment.

6.11 Allocation Limitations.

(a) Maximum Additions. Notwithstanding anything to the contrary contained in the Plan, the sum of: (1) the total Additions made to the Account of a Participant under this Plan for any Plan Year; and (2) the “annual additions” (as defined in Section 415 of the Code) made to the account of a Participant under any other qualified defined contribution plan maintained by the Company or any Affiliated Company, shall not exceed the Maximum Permissible Amount.

(b) Correction of Excess. If the Maximum Permissible Amount is exceeded in any Plan Year, corrections shall be made in conformance with the Employee Plans Compliance Resolution System (or any successor thereto).

(c) Further Limitations on Additions. Notwithstanding the foregoing provisions of this Section 6.11, the otherwise permissible annual Additions for any Participant under this Plan shall be further reduced to the extent necessary, as determined by the Committee to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit sharing, savings or stock bonus plan of the Company or any Affiliated Company. The Committee shall advise affected Participants of any additional limitation of their annual Additions required by the preceding sentence. The Plan Year shall be the “limitation year” of the Plan for purposes of the limitation on contributions and benefits under Section 415 of the Code, or any successor provision thereto.

6.12 Transfers From Other Qualified Plans.

(a) Manner of Rollover or Direct Transfer. An Employee (including an Employee who is not a Participant) may rollover or transfer to this Plan amounts received from a retirement plan which are eligible to be rolled over or transferred to this Plan pursuant to the provisions of Section 402 of the Code, including a direct transfer of an eligible rollover distribution pursuant to the provisions of Sections 401(a) and 403(a) of the Code, an annuity that meets the requirements of Section 403(b) of the Code, or from an eligible plan under Section 457(b) of the Code. Such rollover or transfer must comply with the requirement of Section 402 of the Code.

(b) Governing Provisions. The assets so rolled over or transferred shall be solely in cash. The Committee shall develop such procedures, and may require such information from the Employee desiring to make such a rollover or transfer, as it deems necessary to determine that the proposed rollover or transfer will meet the requirements of this Section and will not jeopardize the tax qualified status of the Plan. All amounts rolled over or transferred pursuant to this Section shall be deposited in the Trust Fund and shall be credited to a rollover account except that an Employee’s designated Roth account within the meaning of Section 402A of the Code shall be subject to the separate accounting rules which apply to Roth Contributions. The rollover account and the designated Roth account shall be one hundred percent (100%) vested in the Participant, shall share in income allocations in accordance with Section 6.8 (but shall not share in Company contributions) and shall be invested in accordance with the provisions of Article XIV.

ARTICLE VII.

VESTING

7.1 Vesting of After-tax Savings Account. The interest of each Participant in his After-tax Savings Account shall vest to the extent of one hundred percent (100%) as soon as such After-tax Savings are withheld from his Pay pursuant to Article IV and as soon as the earnings on such After-tax Savings are credited pursuant to Article VI.

7.2 Vesting of Section 401(k) Contribution Account and Roth Contribution Account. The interest of each Participant in his Section 401(k) Contribution Account and Roth Account shall vest to the extent of one hundred percent (100%) as soon as such Section 401(k) Contributions are made on his behalf by the Company or such Roth Contributions are made by the Participant pursuant to Article V and as soon as the earnings thereon are credited pursuant to Article VI.

7.3 Vesting of Company Contribution Account.

(a) Vesting Schedule. The interest of each Participant in his Company Contribution Account shall vest as follows:

Period of Service	Vested Percentage
Less than 2 years	0%
At least 2 years but less than 3 years	25%
At least 3 years but less than 4 years	50%
At least 4 years but less than 5 years	75%
5 years or more	100%

(b) Service to be Credited Upon Resumption of Employment. If an Employee terminates employment and is reemployed by the Company, upon the Employee’s reemployment, all Service with the Company (including Service before and after such reemployment) shall be counted for purposes of determining his vested interest in his Company Contribution Account, if any.

(c) Definition of “Service”. For purposes of determining a Participant’s vested interest in his Company Contribution Account, “Service” means the period of time commencing on the Participant’s Hire Date and ending on the Participant’s Separation Date and, if applicable, the period of time commencing on the Participant’s Reemployment Date and ending on the Participant’s subsequent Separation Date. In addition, such Service shall include the period following a Separation Date described in Section 1.66(a) if a Participant’s or Former Participant’s Reemployment Date occurs within the 12-consecutive month period following such Separation Date; provided, however, that if a Participant or Former Participant is otherwise absent from employment, the period following such Separation Date shall be counted as Service only if the Participant’s or Former Participant’s Reemployment Date occurs within the 12-consecutive month period following the commencement of such other absence from employment. “Service” shall also include any periods of absence from active employment followed by a Separation Date, and periods of approved Leaves of Absence granted in accordance with a nondiscriminatory leave policy; provided, however, that if the Participant or Former Participant does not resume status as an employee of the Company at the time agreed upon by the Company and the Participant, the Participant shall be deemed to be discharged at such time. Service includes periods of employment described in Section 1.67.

(d) Automatic 100% Vesting. Notwithstanding subsection (a) of this Section, the Participant’s interest in his Company Contribution Account shall vest to the extent of one hundred percent (100%) upon the earlier of the following while employed by the Company or an Affiliate:

(1) Death;

(2) Permanent Disability; or

(3) Attainment of age 59 1/2.

ARTICLE VIII.

TERMINATION AND DISTRIBUTION UPON

RETIREMENT DEATH OR DISABILITY

8.1 Retirement. Retirement age for purposes of any Participant under this Plan is age 59 1/2. Upon his termination from employment on or after attaining retirement age, a Participant shall be eligible to receive the balance in his Account.

8.2 Death. The death of any Participant or Former Participant shall be reported promptly to the Plan Administrator by the Participating Company. The death of a Terminated Participant or a Retired Participant shall be reported to the Plan Administrator by dependents or beneficiaries who are directly concerned. Upon the Participant’s death, the Participant’s Beneficiary shall be entitled to payment of the balance of the Participant’s vested Account in the manner provided by the Plan.

8.3 Disability. The termination of a Participant’s employment with the Participating Company by reason of Permanent Disability shall be promptly certified to the Plan Administrator by the Participating Company. Upon such termination of employment, the Participant shall be eligible to receive the balance in his Account.

8.4 Valuation of Account Balance. The Account balance of a Retired, Deceased or Disabled Participant shall be valued as of the Valuation Date immediately preceding the date distribution is made to such Participant or Beneficiary, as applicable (and shall include such Participant’s pro rata share of the Company contribution under Section 3.1(c), as determined under Section 6.5(b), if any, for the year in which such Participant terminated employment).

8.5 Available Payment Options. Subject to the mandatory cash-out of small amounts provided in Section 8.10, a Retired, Deceased or Disabled Participant’s Account balance shall be distributed by the Trustees under such of the following payment options as the Participant (or, if a Deceased Participant shall have failed to select a payment option, as his Beneficiary) shall determine:

(a) Lump sum payment;

(b) Deferred payments in installments in any amount from time to time or over a period of time specified by the Participant, including installment payments in substantially equal amounts;

(c) Purchase of a term annuity contract from a commercial insurance company with payments for a term certain in regular installments; or

(d) Purchase of a single-life or Qualified Joint and Survivor Annuity contract from a commercial insurance company with payments for the life of the Participant or the life of the Participant and his or her Surviving Spouse. Election of a single life annuity by a married Participant and revocation of Qualified Joint and Survivor Annuity are subject to the Spousal Consent Rules of Section 8.6.

8.6 Spousal Consent Rules.

(a) Revocation of an Annuity. A married Participant who has selected a term annuity pursuant to Section 8.5(c) or a single life annuity or Qualified Joint and Survivor Annuity (hereinafter “QJSA”), pursuant to Section 8.5(d), may revoke such election and elect instead to receive his or her benefits as follows:

(1) If the Participant elected a term certain annuity form of payment and the commercial annuity contract has not yet been purchased by the Plan, the Participant (or the Surviving Spouse, if the Participant has died) may elect to receive any other form of benefit available for the Plan;

(2) If the Participant elected a life annuity or a Qualified Joint and Survivor Annuity form of payment and the commercial annuity contract has not yet been purchased by the Plan, the Participant (or his Surviving Spouse, if the Participant has died) may elect to receive any other form of benefit available from the Plan, provided that the Participant and his Spouse (or the Surviving Spouse, if the Participant has died) consent in writing to the distribution revocation of such election in accordance with Section 8.6(b ).

(b) Waiver of Life Annuity or Qualified Joint and Survivor Annuity. A Participant who is married on the Annuity Starting Date may elect a single life annuity pursuant to Section 8.5(d) only if the Participant’s Spouse provides a waiver of a Qualified Joint and Survivor Annuity. A married Participant who has selected a QJSA, pursuant to Section 8.5(d), may if permitted under Section 8.6(a) elect to revoke such election and waive the QJSA payment option. Such waivers must be made within the one hundred eighty (180) day period ending on the Participant’s Annuity Starting Date with respect to such benefit. Subject to Section 8.6(a), a Participant may subsequently revoke the election to waive the QJSA and elect again to waive the QJSA at any time and any number of times prior to such Annuity Starting Date. All such elections and revocations shall be in writing. Any election to waive the QJSA must:

(1) Specify the alternate payment option elected;

(2) Be accompanied by the designation of a specific non-spouse Beneficiary (including any class of beneficiaries or any contingent beneficiaries) who will receive the benefit upon the Participant’s death, if applicable; and

(3) Be accompanied by Spousal Consent.

If the Participant elects to waive the QJSA in accordance with the provisions of this Section 8.6, then he may elect distribution in the form of a “qualified optional survivor annuity” at any time prior to the Annuity Starting Date. A “qualified optional survivor annuity” is an annuity for the life of the Participant with an annuity for the Surviving Spouse equal to 75% of the amount payable during the joint lives of the Participant and the Spouse, which may be purchased from a commercial insurance company.

Notwithstanding the above, no consent under this subsection (b) shall be valid unless, within thirty (30) days and no more than one hundred eighty (180) days before the Annuity Starting Date, the Plan Administrator has provided the Participant with the written explanation described in subsection (c) of this Section. A Participant may elect to receive distribution prior to the expiration of such thirty (30) day period if distribution commences more than seven (7) days after the written explanation described in the previous sentence was provided.

A Participant who is not married on the Annuity Starting Date may, subject to Section 8.6(a), revoke an election to receive a single life annuity. The election must comply with this Section and Section 8.6(c) as if it were an election to waive the Qualified Joint and Survivor Annuity by a married participant, but without the Spousal Consent requirement.

(c) Written Explanation. The written explanation shall be designed to meet the requirements of Treas. Reg. Section 1.417(a)(3)-1, and shall contain the following:

(1) The terms and conditions of the QJSA;

(2) The Participant’s right to make, and the effect of, an election to waive the QJSA payment option and, effective January 1, 2008, the qualified optional survivor annuity;

(3) The rights of the Participant’s Spouse;

(4) The right to make, and the effect of, a revocation of a previous election to waive the QJSA; and

(5) A general description of the eligibility conditions and other material features of the Plan’s other forms of benefit and their financial effects.

(d) Result of Effective Waiver. In the event of an effective waiver of the QJSA payment option, in accordance with the terms of subsection (b) of this Section, the amount payable to the married Retired or Disabled Participant (or to the Beneficiary of a Deceased Participant) shall be distributed by the Trustees or their delegate under such of the alternate payment options set forth in Section 8.5 as the Participant or his legal representative may select.

(e) Spousal Consent. A Spousal Consent shall specify the non-spouse Beneficiary. Once made, a consent shall be irrevocable unless the Participant changes his Beneficiary designation or revokes his election to waive the Qualified Joint and Survivor Annuity; upon such event, the consent shall be deemed to be revoked. Notwithstanding the foregoing, Spousal Consent is not required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent cannot be obtained because there is no Spouse or that the Spouse cannot be located. In addition, no Spousal Consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan Administrator with a court order to that effect, so long as such court order does not conflict with a Qualified Domestic Relations Order. If the Spouse is legally incompetent to consent, the Spouse’s legal guardian may consent on his behalf, even if the legal guardian is a Participant.

8.7 Distributions Upon Married Participant’s Death. If a Participant is married on the date of his death, the full amount of the Participant’s Account balance shall be payable on the death of the Participant to the Participant’s Surviving Spouse, unless the Participant’s Surviving Spouse has given Spousal Consent to the designation of a specific non-spouse Beneficiary (including any class of beneficiaries or any contingent beneficiaries) who will receive the Account balance upon the Participant’s death.

8.8 Distribution Requirements.

(a) General Distribution Requirements. Notwithstanding any provision to the contrary, all Plan distributions to Participants and Beneficiaries shall comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder as set forth in Appendix A.

(b) Commencement of Distribution. Distribution of a Participant’s Account balance shall be made or commence no later than 60 days after the close of the Plan Year in which occurs the latest of:

(1) The date on which the Participant attains age 59 1/2;

(2) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(3) The date on which the Participant terminates employment with the Company.

Notwithstanding the preceding sentence no payment will be made under the Plan until the Participant files a written claim for such payment unless otherwise required by the Plan.

8.9 Form of Payment. Until December 31, 2008, distribution may be in cash or employer securities, except that any distribution of employer securities shall be limited to the amount of such securities credited to the Participant’s Account under the Host Hotels & Resorts, Inc. Stock Fund, if any. Effective for all distributions on or after January 1, 2008, all distributions shall be made in cash.

8.10 Mandatory Cash-Out of Small Accounts. Notwithstanding any other provision of this Article VIII, if the aggregate vested value of the Participant’s Account and any rollover account established pursuant to Section 6.12 of the Plan does not (and did not, at the time of commencement of the distribution) exceed One Thousand Dollars ($1,000), the Plan Administrator shall direct the Trustee to distribute as soon as practicable the full amount thereof to the Participant, his legal representative or Beneficiary

8.11 Account Balance. For purposes of this Article VIII, Account balance shall include any rollover account balance.

8.12 Special Rule for Rollovers Out of the Plan. Notwithstanding any provision of the Plan to the contrary that would otherwise limit the election of a Distributee under this Article VIII, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover. Any portion of an Eligible Rollover Distribution that is not paid directly to an Eligible Retirement Plan shall be subject to applicable income tax withholding. For purposes of this Section 8.12, a “direct rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE IX.

TERMINATION AND DISTRIBUTION UPON

TERMINATION OF EMPLOYMENT OTHER THAN

FOR RETIREMENT DEATH OR DISABILITY

9.1 Terminated Participant. Upon a Participant’s or Former Participant’s termination of employment with the Company for any reason other than retirement, death or Permanent Disability, the Company shall promptly notify the Plan Administrator in writing of such fact and such Participant shall become (a) a Terminated Participant if such Participant has not attained retirement age (as provided in Section 8.1), or (b) a Retired Participant if such Participant has attained retirement age (as provided in Section 8.1). In the event a Terminated Participant attains retirement age following his termination of employment, then the provisions of Article VIII shall thereafter apply to such Participant.

9.2 Distribution of After-tax Savings, Section 401(k) Contributions and Roth Contributions. The balance of a Terminated Participant’s After-tax Savings Account, Section 401(k) Contribution Account and Roth Contribution Account (as determined in accordance with Articles IV and V) shall be valued as of the Valuation Date coinciding with or immediately preceding the date distribution is made to the Participant, and shall be subject to distribution in the same manner as provided in Sections 8.5 and 8.10 (and in the same form as provided in Section 8.9) without discrimination in favor of or against any class.

9.3 Distribution of Vested Company Contribution Account. The vested interest of the Terminated Participant in the Terminated Participant’s Company Contribution Account (as determined in accordance with Article VII) shall be valued as of the Valuation Date coinciding with or immediately preceding the date distribution is made to the Participant, and shall be subject to distribution in the same manner as provided in Section 8.5 and 8.10 (and in the same form as provided in Section 8.9) without discrimination in favor of or against any class. If the vested interest of the Terminated Participant in his Company Contribution Account on the Separation Date is zero percent (0%), then the Terminated Participant’s Company Contribution Account shall be deemed distributed on the first date of distribution of the vested portion of his Account. A Terminated Participant may elect to defer distribution of his vested interest until the earliest of the date such Terminated Participant attains age 62, dies, or suffers a Permanent Disability; provided, however, that the Terminated Participant may elect to commence distribution in any of the forms of payment available under Section 8.5 as of any earlier date after the date on which he becomes a Terminated Participant. There will be no pro rata credit of the Company Contribution for the partial Plan Year in valuing a Terminated Participant’s Company Contribution Account.

9.4 Mandatory Cash-Out of Small Accounts. Notwithstanding any other provision of this Article IX, if the aggregate value of the Terminated Participant’s vested Account and any rollover account established pursuant to Section 6.12 of the Plan does not (and did not, at the time of any prior distribution or withdrawal) exceed One Thousand Dollars ($1,000), the Plan Administrator shall direct the Trustee to distribute as soon as practicable the full amount thereof to the Terminated Participant, his legal representative or Beneficiary.

9.5 Unvested Company Contributions.

(a) Forfeiture. Any portion of a Terminated Participant’s Company Contribution Account, which has not vested at the time the Participant’s employment is terminated will be forfeited upon the earlier of the Participant’s receipt of his distribution (including a deemed distribution) or his completion of a five (5) consecutive one-year Period of Severance.

(b) Restoration of Forfeiture. Subject to the requirements of subsection (c) of this Section, a Terminated Participant (described in subsection (a) of this Section) who resumes status as an Employee of the Company before incurring five (5) consecutive one-year Periods of Severance and who is readmitted to the Plan in accordance with Section 2.2 shall have his forfeited amounts restored and added to his new Company Contribution Account (where it will vest in accordance with Article VII).

(c) Distribution Prior to Reemployment. A Terminated Participant described in subsection (b) of this Section who previously received a distribution will have his forfeitures restored only if he repays, at any time prior to the end of five (5) consecutive one-year Periods of Severance commencing on the date such distribution is made:

(1) The entire amount of distribution, if any, previously received from the Terminated Participant’s After-tax Savings Account under Section 9.2;

(2) The entire amount of distribution, if any, previously received from the Terminated Participant’s Section 401(k) Contribution Account and Roth Contribution Account under Section 9.2; and

(3) The entire amount of distribution, if any, previously received from the Terminated Participant’s Vested Company Contribution Account under Section 9.3.

Any repayment made by a Participant pursuant to this subsection (c) shall be made by means of a single lump sum cash payment.

9.6 Account Balance. For purposes of this Article IX, Account balance shall include any rollover account balance.

9.7 Special Rule for Rollovers Out of the Plan. The special rule provided in Section 8.12 shall apply to distributions under this Article IX.

ARTICLE X.

DISTRIBUTION DURING CONTINUED EMPLOYMENT

10.1 Withdrawal of After-tax Savings.

(a) Withdrawal of Additional After-tax Savings. A Participant or Former Participant may withdraw his Additional After-tax Savings at any time and continue to participate in the Plan after such withdrawal.

(b) Withdrawal of Basic After-tax Savings. A Participant or Former Participant may withdraw his Basic After-tax Savings at any time. However, upon withdrawing such Basic After-tax Savings, the Participant shall be prohibited from making Section 401(k) Contributions, Roth Contributions and contributing After-Tax Savings to the Plan and shall in all respects become a Former Participant, except as otherwise provided in Section 10.5 and subject to the provisions of Section 2.4.

(c) Valuation of After-tax Savings Account. The After-tax Savings Account of the Participant or Former Participant shall be valued as of the Valuation Date coinciding with or immediately preceding the date distribution is made to the Participant or Former Participant.

(d) Form of Payment. Withdrawals of After-tax Savings under this Section 10.1 (including the withdrawal of any earnings thereon) shall be distributed in whole or in part as a single lump sum payment and may be in cash or employer securities, except that any withdrawal of employer securities shall be limited to the amount of such securities credited to the Participant’s or Former Participant’s account under the Host Hotels & Resorts, Inc. Stock Fund, if any, which shall be eliminated effective December 31, 2008.

(e) Taxation of Withdrawal. After-tax Savings (including earnings) shall be treated as a “separate contract” from all other contributions for purposes of determining the tax consequences of withdrawals.

10.2 Withdrawal of Section 401(k) Contribution and Roth Contributions. Distribution of a Participant’s or Former Participant’s Section 401(k) Contribution Account and Roth Contribution Account (and the earnings thereon, except as provided in Section 10.7(a) for Hardship distributions) is subject to Section 5.10 and the limitations of Section 401(k) of the Code.

10.3 Withdrawal of Vested Company Contribution Account. A Participant or Former Participant may not withdraw his vested Company contributions (or any earnings thereon) prior to his Separation Date, except as provided in Section 10.5.

10.4 Readmission of Former Participant to Plan. A Former Participant who terminates participation in the Plan during continued employment shall be entitled to readmission thereto as provided in Section 2.4.

10.5 Distributions Upon Attainment of Age 59- 1/2. Upon attainment of age 59- 1/2, a Participant or Former Participant may elect to withdraw all or a portion of the balance of his After-tax Savings Account, Section 401(k) Contribution Account, Roth Contributions and vested Company Contribution Account and continue participation in the Plan in accordance with the rules established by the Committee.

10.6 Account Balance. For purposes of this Article X, Account balance shall include any rollover account balance.

10.7 Hardship Withdrawals.

(a) Terms of Hardship Withdrawals. Any Participant who sustains a Hardship may submit a request to the Plan Administrator for a distribution from the Plan as may be necessary to meet such Hardship. The Plan Administrator shall have the power in its sole discretion to approve or disapprove (in whole or in part) any such request, based on the standards set forth in this Section 10.7. Any distribution to a Participant pursuant to this Section 10.7 shall not exceed the amount required to meet the Hardship, and distribution shall be made only if Participant represents in writing that such amount is not reasonably available from other resources of the Participant as described in Treas. Reg. Section 1.401(k)-1(d)(3)(iv)(C). Such distributions shall be limited to the sum of (1) amounts in the Participant’s Section 401(k) Contribution Account attributable to amounts transferred from the Prior Plan that had accrued on or before December 31, 1988 (along with earnings attributable thereto), plus (2) amounts in the Participant’s Section 401(k) Contribution Account accrued under the Prior Plan and this Plan after December 31, 1988 (exclusive of any earnings), plus (3) amounts in the Participant’s Roth Contribution Account (exclusive of any earnings), plus (4) amounts in the Participant’s Rollover Account and shall be subject to the rules established by the Committee.

(b) Restrictions. Participants receiving a Hardship distribution under this Section 10.7 shall be prohibited for six (6) months from the date of a distribution under this Section 10.7 from electing any Section 401(k) Contributions or Roth Contributions under Article V or making contributions of After-tax Savings under Article IV of this Plan. The Participant shall likewise be prohibited for the same six (6) month period from making elective contributions and employee contributions under any deferred compensation plan of the Company, in accordance with written guidelines set forth by the Committee.

(c) Committee Guidelines and Determination. The Committee shall set forth written guidelines for the Administrator to make its determination under this Section 10.7 in accordance with the above standards (and the definition of Hardship) in a uniform and nondiscriminatory manner. The Committee shall make its determination under this Section 10.7 in accordance with the above standards (and the definition of Hardship) and in a uniform and nondiscriminatory manner.

10.8 Special Rule for Rollovers Out of the Plan. Unless otherwise provided by a provision of the Code, the rule provided in Section 8.12 shall apply to distributions under this Article X.

10.9 Qualified Reservist Distributions. Notwithstanding any provisions of this Plan to the contrary, a Participant may elect a “qualified reservist distribution” if the Participant is ordered or called to active duty after September 11, 2001 and before December 31, 2007 for a period of more than 179 days or for an indefinite period by reason of being a member of a reserve component (as defined in 37 U.S.C. Section 101). For purposes of this section, a “qualified reservist distribution” is a distribution of all or a portion of the Participant’s Section 401(k) Contribution Account that is made during the period commencing on the date of the order or call and ending at the close of the active duty period.

ARTICLE XI.

LOANS TO PARTICIPANTS

11.1 General Provisions. The Committee shall direct the Trustees to make a loan to Participants who are “parties in interest” (as defined in Section 3(14) of ERISA) (and to beneficiaries of such Participants as designated in written rules set forth by the Committee) as provided in this Section 11.1. Such loan shall be in an amount that does not exceed the amount set forth in Section 11.2. Loans shall be made on written application to the Plan Administrator and on such terms and conditions as set forth in this Article XI, and in accordance with the rules and procedures established by the Committee in a written resolution. All such rules and procedures shall be uniform and nondiscriminatory and shall relate to such matters as:

(a) Procedures for applying for loans;

(b) The basis on which loans will be approved or denied;

(c) Limitations on the types of loans offered;

(d) The procedure for determining a reasonable rate of interest;

(e) The types of collateral which may secure a loan;

(f) The events constituting default;

(g) Minimum loan amounts;

(h) Frequency of loans; and

(i) Any other appropriate matters consistent with this Article XI.

11.2 Maximum Loan Amount. A loan to a Participant (when added to the outstanding balance of all other loans made to the Participant under this Plan) shall not be in an amount that exceeds the Allocable Portion of the total balance in the Participant’s After-tax Savings Account, Section 401(k) Contribution Account and Roth Contribution Account (valued as of the Valuation Date coinciding with or immediately preceding the date of such loan). The Allocable Portion shall be adjusted accordingly in the event the maximum permissible loan amount under Section 72(p) of the Code (or any successor provision) is modified.

11.3 Minimum Loan Amount. The minimum loan amount for each loan shall be One Thousand Dollars ($1,000).

11.4 Repayment Period. The term of a loan made under this Article XI shall be fixed by the Committee, but in no event shall such term exceed (a) one hundred twenty (120) months in the case of a loan for the purchase of a principal residence, or (b) sixty (60) months in the case of a loan for any other purpose.

11.5 Terms and Conditions. Loans made to Participants shall be made in accordance with the following terms and conditions:

(a) The loans shall be secured by the Participant’s interest in the Plan, plus by the Participant’s promissory note for the amount of the loan (including interest) payable to the order of the Trustees. The Plan Administrator may also require such other collateral which in a normal commercial setting would be considered adequate for the full protection of the Trust Fund.

(b) The interest rate for the loan shall be the Federal prime rate as of the last day of the quarter immediately preceding or ending on the date the loan is made.

(c) Payment of principal and interest shall be made through appropriate payroll deductions from the Participant’s Pay while the Participant is an Employee. Such payroll deductions shall continue until the full outstanding balance of any loans is repaid, regardless of whether the borrower remains a Participant in the Plan. Payment of principal by an individual who is no longer an Employee shall be made through such other means (not less frequently than quarterly) as the Committee deems appropriate.

(d) The loan shall be made to the Participant from his Account and shall be treated as an investment of assets of such Account. All interest and all losses attributable to loans shall be charged to the borrowing Participant’s Account, and all loan payments shall be credited to the Participant’s Account.

(e) The loan shall not be used as a means of distributing benefits before they otherwise become due.

(f) Any loan made under the Plan shall be subject to such other terms and conditions as the Committee shall determine are necessary or appropriate, including the condition that the Participant pay (through payroll withholding) the reasonable expenses determined by the Committee incurred by the Plan to make and service the loan.

(g) Loan repayments will be suspended during a period of Qualified Military Service as defined in Section 414(u) of the Code.

(h) A married Participant must obtain Spousal Consent in a manner consistent with the requirement of Treas. Reg. Section 1.401(a)-20, Q&A 24, to obtain a loan.

11.6 Nondiscrimination. In making loans under this Article XI, the Committee shall not discriminate in favor of or against any Participant or group of Participant. Accordingly, loans shall be available to all Participants on a reasonably equivalent basis and shall not be made to Highly-Compensated Employees of the Company in an amount greater than the amount made available to other Participants.

11.7 Offset of Account Balance. Notwithstanding anything to the contrary contained elsewhere in the Plan, in determining the amount of any distribution made in accordance with Article VIII or Article IX, the amount of any security interest held by the Plan by reason of any loan made against the Participant’s Account under this Article XI, including accrued interest, shall be collected by the Plan Administrator from any amounts standing to the credit of the Participant in the Plan in satisfaction of the loan before making any payments to the Participant or to the Participant’s Beneficiary.

11.8 Default. In the event a Participant defaults on the repayment of a loan (under uniform and nondiscriminatory written standards adopted by the Committee as to what constitutes default), the Trustees may treat the loan as a distribution and pay the principal and interest owing under the loan from the Participant’s After-tax Savings Account in the following order of priority:

(a) Current year After-tax Savings;

(b) Prior years’ After-tax Savings;

(c) Earnings on prior years’ After-tax Savings; and

(d) Earnings on current year After-tax Savings.

In the event the Participant’s After-tax Savings Account is insufficient to repay the full amount of principal and interest owing, the Plan Administrator, in its sole discretion, may treat the unpaid balance as a distribution from the vested portion of the Participant’s Company Contribution Account.

In the event the Participant’s After-tax Savings Account and the vested portion of the Participant’s Company Contribution Account are insufficient to repay the full amount of principal and interest owing, a determination shall be made whether the Participant qualifies for a Hardship withdrawal under the provisions of Section 10.7, and, if so, a distribution shall be made in accordance therewith. If the Participant fails to qualify for a Hardship distribution, the Committee shall take such other collection action as it deems fit, in accordance with written standards adopted by the Committee; provided, however, that the Committee shall defer making any distribution from the Participant’s Section 401(k) Contribution Account and Roth Contribution Account to repay any unpaid loan balance until such time as the Participant has incurred a Separation Date or has attained age 59  1/2, or until an event described in Section 401(k)(10) of the Code has occurred or as defined in Section 1.24.

ARTICLE XII.

BENEFICIARIES

12.1 Designation of Beneficiary. Each Participant or Alternate Payee may designate, on the forms provided by the Plan Administrator, one or more Beneficiaries and contingent Beneficiaries to receive the Plan benefits in the event of the Participant’s or Alternate Payee’s death. Notwithstanding the preceding sentence, if the Participant is married at the time of his death and has not elected a Qualified Joint and Survivor Annuity, his Account balance shall be payable in full to his Surviving Spouse, unless he has designated a different beneficiary with the consent of his Spouse, if any, in accordance with Sections 1.68 and 8.6(e).

12.2 Manner of Designation. Such designation may be delivered, on forms provided by the Plan Administrator, at the time such Participant commences participation in the Plan, or thereafter. A beneficiary designation completed by an Alternate Payee may be delivered at the time the Administrator notifies the Alternate Payee that he is entitled to Plan benefits under a Qualified Domestic Relations Order, or thereafter. A Participant or Alternate Payee may designate different Beneficiaries at any time by delivering a new written designation to the Plan Administrator. Any such designation shall become effective only upon its receipt by the Plan Administrator. The last effective designation received by the Plan Administrator shall supersede all prior designations. A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Participant or Alternate Payee. All designations must be signed by either the Participant or Alternate Payee, as appropriate.

12.3 Absence of Valid Designation of Beneficiary. Except as provided in section 8.7, if a Participant or Alternate Payee fails to designate a Beneficiary, if no designated Beneficiary survives the Participant or Alternate Payee, or if such designation is for any reason illegal or ineffective, distribution of benefits otherwise payable under this Plan shall be made to the Participant’s or Alternate Payee’s estate.

12.4 Beneficiary Bound by Plan Provisions. Whenever the rights of a Participant or Alternate Payee are stated or limited in the Plan, the Participant’s or Alternate Payee’s Beneficiaries shall be bound thereby.

ARTICLE XIII.

QUALIFIED DOMESTIC RELATIONS ORDERS

13.1 Governing Provisions. Notwithstanding any other provisions of this Plan, a Participant’s Account may be assigned in whole or in part pursuant to the provisions of a Qualified Domestic Relations Order (hereinafter “QDRO”). In such case, the following rules shall apply:

(a) A separate account shall be established for any Alternate Payee who has been awarded Plan assets, unless a QDRO obligates the Plan to distribute, as soon as administratively practicable, all or part of a Participant’s Account to the Alternate Payee. In such cases, a pro rata portion of the amount payable to the Alternate Payee shall be withdrawn from each Fund in which the Participant, pursuant to Section 14.1, has invested. This pro rata withdrawal from each Fund shall be calculated according to the percentage of the Participant’s total Account, which the Participant has placed in each Fund. Thus, for example, if a Participant with an Account of $200,000 has invested fifty percent (50%) in the Balanced Fund and fifty percent (50%) in the Bond Fund, and a QDRO awards $100,000 to an Alternate Payee, fifty percent (50%) of the Alternate Payee’s award shall be deducted from the Bond Fund and fifty percent (50%) from the Balanced Fund.

(b) All such payments pursuant to a QDRO shall be subject to reasonable rules and regulations promulgated by the Committee respecting the time of payment pursuant to such order and the valuation of the Participant’s Account from which payment is made, provided that all such payments are made in accordance with such order and Section 414(p) of the Code.

(c) The balance of a Participant’s Account subject to any QDRO shall be reduced by the amount of any payment made pursuant to such order.

An Alternate Payee for whom a separate Account is established pursuant to this Article XIII shall be entitled to file an election with regard to investment of that Account in the manner specified by Article XIV and subject to the terms of the QDRO. All such elections shall be subject to the same terms and conditions as Article XIV imposes upon Participant elections, including the default election rule of Section 14.2(e), and all such elections shall be carried out by the Administrator in accordance with Article XIV.

Upon the death of an Alternate Payee, the Alternate Payee’s Beneficiaries shall be entitled to payment of benefits in an amount and in the manner provided by the Plan.

ARTICLE XIV.

PARTICIPANT’S DIRECTED INVESTMENTS

14.1 Election by Participants. Subject to the terms and conditions of this Article XIV, each Participant shall have the right to direct that his (a) Account balance, (b) share of future allocations of Company contributions, (c) share of future forfeitures, and (d) future After-tax Savings, Section 401(k) Contributions and Roth Contributions, be invested, in specified multiples of one percent (1%), in any of the Funds maintained under the Plan, provided the Participant elects to do so. The Plan Administrator shall carry out the election in accordance with the provisions of this Article XIV. For the purposes of making elections under this Article XIV, the term “Participant” shall include a Beneficiary and an Alternate Payee for whom a separate account has been established in accordance with Article XIII.

14.2 Election Rules.

(a) Election to be in Writing. A Participant’s election to direct investments shall be in writing, on a form furnished by the Plan Administrator, or shall be made under such other procedures as specified by the Plan Administrator. The election shall state the percentage to be transferred to or from a Fund.

(b) Effective Date of Election. An election shall become effective upon the next subsequent Transfer Date (as described in Section 14.3) occurring within a reasonable time (as determined under procedures specified by the Plan Administrator) after the receipt of the Participant’s valid election by the Plan Administrator, unless such election is revoked before such Transfer Date.

(c) Revocation of Election. A Participant may revoke an election, in whole or in part, any time prior to the Transfer Date. Thereafter, a revocation shall become effective as of the next ensuing Transfer Date occurring within a reasonable time (as determined under procedures specified by the Plan Administrator) after the Plan Administrator’s receipt of such revocation.

(d) Change in Election. Each Participant may elect to change the Funds (and/or the percentage to be allocated thereto) in which his (1) Account balance, (2) share of future allocations of Company contributions, (3) share of future forfeitures, and (4) future After-tax Savings, Section 401(k) Contributions and Roth Contributions, are to be invested. Upon the receipt by the Plan Administrator of a Participant’s request for a change in writing or in some other form authorized by the Plan Administrator, the election shall be effective as provided in paragraph (b) of this Section.

(e) Default Election. In the event that a Participant does not make an initial election to direct investments, his (1) Account balance, (2) share of future allocations of Company contributions (3) share of future forfeitures, and (4) future After-tax Savings, Section 401(k) Contributions and Roth Contributions, shall be invested in the Fund(s) determined in the sole discretion of the Committee until an election is made pursuant to this Article.

14.3 Transfer Date. The Committee on behalf of the Named Fiduciary shall establish one or more Transfer Dates in each Plan Year; provided, however, that such Transfer Dates shall occur no less frequently than quarter-annually.

14.4 Confirmation. The Plan Administrator shall provide written confirmation to a Participant within a reasonable time after an election or change of election is made by such Participant.

14.5 Subdivision of Accounts.

(a) Establishment of Subaccounts. The Account of a Participant who has made an election pursuant to this Article shall be subdivided as of the Transfer Date into a Subaccount corresponding to each of the Funds maintained under the Plan into which the Participant has made an election to have his Account invested. Such Participant’s Fund Subaccounts shall each have a balance as of the Transfer Date giving effect to the percentages indicated by the Participant’s election. If a Participant has not made an election as to any Fund, such Participant’s Account shall be placed into the Fund(s) determined under Section 14.2(e) and the Participant’s Fund Subaccount(s) shall have an aggregate value equal to the Participant’s entire Account balance.

(b) Allocation of After-tax Savings, Section 401(k) Contributions, Roth Contributions, Company Contributions and Forfeitures Among Subaccounts. The following amounts shall be further allocated among such Participant’s Fund Subaccounts in the appropriate percentages in accordance with the Participant’s election: (1) that portion of any Company contribution which is allocated pursuant to Section 6.5 to the Company Contribution Account of a Participant; (2) the Participant’s After-tax Savings; (3) the Participant’s Roth Contributions; (4) the Participant’s Section 401(k) Contributions; and (5) forfeitures allocated under Section 6.9 to the Company Contribution Account of a Participant.

14.6 Investment Funds.

(a) Committee’s Responsibility for Funds. The Committee shall be responsible for designating Funds in the Trust Fund into which Participants may elect to invest their Accounts as provided in this Article. The Plan Administrator shall provide sufficient information to Participants concerning the Funds to permit them to make informed investment decisions, or, if appropriate, provide Participants with directions as to how such information may be obtained.

(b) Investment Policy of Funds. The Committee shall determine the Funds to be made available under the Plan; provided however, that in addition to the Host Hotels & Resorts, Inc. Stock Fund which shall be closed to new investment elections under the Plan effective January 1, 2008 and shall be eliminated as a Fund under the Plan effective December 31, 2008, three (3) or more Funds shall be maintained which (1) shall not invest in Qualifying Employer Securities or Qualifying Employer Real Property; (2) shall be designed to enable Participants, by choosing among them, to minimize the risk of large losses in their Accounts; (3) shall be designed to enable Participants, by combining them, to achieve general risk and return characteristics in their Accounts as desired by Participants; (4) shall be designed to limit a Participant’s investment in Company stock or Qualifying Employer Securities to no more than twenty percent (20%) of the Participant’s Account; and (5) shall be designed to permit Participants to generally minimize the risk to their Accounts at any level of expected return.

The Named Fiduciary, acting by and through the Committee, shall establish an investment policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. Such objectives shall include, those set forth in Article XIV with respect to the Funds. The Committee acting on behalf of the Named Fiduciary shall at least annually review such investment policy and method. In establishing and reviewing such investment policy and method, the Named Fiduciary shall endeavor to determine the Plan’s short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth. All actions of the Committee acting on behalf of the Named Fiduciary taken pursuant to this subsection (b) and the reasons therefore shall be recorded and shall be communicated to the Trustees and to the Board of Directors.

(c) Funds. The Committee shall make available to the Participants the Funds described in the Investment Policy or such other Funds as the Committee shall determine from time to time.

14.7 Allocation of Income of Funds. The net income of each Fund shall be allocated among the Fund Subaccounts as provided in Section 6.8.

14.8 Investment Authority of Former Employees. Any Participant who ceases to be an Employee shall continue to have the authority to direct the investment of his Account in accordance with the provisions of this Article.

14.9 Investment for the Benefit of Incompetents. If the Plan Administrator receives notice that any person entitled to direct investments hereunder has been determined to be legally incompetent, his Account shall be placed in a Fund(s) determined under Section 14.2(e) until such time as the person’s legal representative files an election in the manner specified in this Article.

14.10 Rules of Committee. The Committee may establish such rules as it deems necessary to carry out the provisions of this Article and to comply with the requirements of ERISA.

ARTICLE XV.

PLAN FIDUCIARIES

15.1 Plan Fiduciaries.

(a) Named Fiduciary. The Committee is hereby named as the fiduciary of the Plan to have authority to control and manage the operation and administration of the Plan. As such, the Committee may hereinafter be referred to as the “Named Fiduciary”. The Named Fiduciary shall have all of the legal liabilities and obligations set forth in ERISA with respect to employee benefit plan fiduciaries.

(b) Committee. The function of the Committee shall be to advise and assist the Plan Administrator in the day-to-day discharge of its duties hereunder. The Committee shall consist of at least five (5), but no more than ten (10), persons appointed by the Board of Directors. The Plan Administrator shall attend all meetings of the Committee. A representative of the Office of the General Counsel shall attend all meetings of the Committee and shall act as the secretary of the Committee ex officio to record minutes of all action taken at any such meeting. Each member of the Committee shall sit at the pleasure of the Board of Directors and may be removed at any time with or without cause.

(c) Trustees. The Named Fiduciary shall appoint one or more trustees (“Trustees”) under the terms of the Trust Agreement.

15.2 Fiduciary Duty. Subject to Section 403(c) of ERISA, the Named Fiduciary and each other Fiduciary shall discharge its duties with respect to the Plan solely in the interest of the Participants and their Beneficiaries and:

(a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(b) With the care, skill, prudence, and diligence under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d) In accordance with the provisions of this Plan insofar as they are consistent with the provisions of ERISA.

15.3 Agents and Advisors.

(a) Employment of Agents. The Named Fiduciary and the Committee shall have the power to employ suitable agents and advisors for themselves including but not limited to auditors, accountants, investment advisers and custodians and legal and other counsel, and to pay reasonable compensation for their services. Such agents may be persons acting in a similar capacity for the Company, or may be employees of the Company. The opinion of any such agent shall be complete authority and protection for any action taken or omitted by the Named Fiduciary and the Committee acting in good faith and in accordance with such opinion.

(b) Delegation to Agents and Plan Administrator. The Named Fiduciary acting by and through the Committee may employ agents and delegate to them ministerial duties. The Named Fiduciary may also designate persons, including a Plan Administrator and the Committee, to carry out both ministerial and fiduciary responsibilities; provided, however, that the Trustees’ responsibility to manage or control the assets of the Plan may not be so delegated except to an investment manager or managers pursuant to subsection (c) of this Section.

(c) Appointment of Investment Manager. The Named Fiduciary shall have the power as provided in the Trust Agreement to appoint an investment manager or managers with the power to manage, acquire or dispose of any assets of the Plan so long as each such investment manager (1)(i) is registered as an investment advisor under the Investment Advisors Act of 1940; (ii) is a bank, as defined in that Act; or (iii) is an insurance company qualified to manage, acquire, or dispose of assets of employee pension benefit plans under the laws of more than one State; and (2) has acknowledged in writing to the Named Fiduciary that he or she or it is a fiduciary with respect to the Plan.

15.4 Administrative Action.

(a) Action by Majority. The action of a majority of the Board of Directors or the Committee at the time acting hereunder, and any instrument executed by a majority of such Directors or Committee members shall be considered the action or instrument of the Board of Directors or the Committee as the case may be. Action may be taken by the Board of Directors or the Committee at a meeting or in writing without a meeting.

(b) Right to Vote. No Director or Committee member or Plan Administrator shall have the right to vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits under the Plan.

(c) Authority to Execute Documents. The Named Fiduciary or the Committee may authorize in writing any one or more of their number to execute any document or documents on their behalf, and anyone dealing with the Named Fiduciary, Committee or Trustees may accept and rely upon any document executed by such member or members as representing action by the Named Fiduciary, Committee or Trustees, as the case may be.

15.5 Liabilities and Indemnifications.

(a) Liability of Fiduciaries. The Named Fiduciary and their assistants and representatives including members of the Committee and the Plan Administrator (other than any Investment Manager) shall be free from all liability for their acts and conduct in the administration of the Plan except for acts of willful misconduct; provided, however, that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have pursuant to ERISA.

(b) Indemnity by Company. To the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Company shall indemnify and hold harmless the Named Fiduciary and their delegates and representatives, including members of the Committee and the Plan Administrator, from any and all claims, demands, suits or proceedings in connection with the Plan that may be brought by the Company’s (or Affiliated Company’s) employees, Participants or their Beneficiaries or legal representatives, or by any other person, corporation, entity, government or agency thereof; provided, however, that such indemnification shall not apply to any such person for such person’s acts of willful misconduct in connection with the Plan.

15.6 Plan Expenses and Taxes.

(a) Plan Expenses. The administrative expenses (and the Investment Expenses) incurred by the Named Fiduciary, the Committee and Trustees in the performance of their duties, including recordkeeping fees and fees for legal services rendered to the Named Fiduciary and Trustees, such compensation (to the extent permitted by law) to the Named Fiduciary and Trustees as may be agreed upon in writing from time to time between themselves and the Board of Directors, and all other proper charges and disbursements of the Named Fiduciary, the Committee and Trustees, shall be paid by the Trust Fund to the extent not paid from forfeitures as provided in Section 6.9 or by the Company.

(b) Taxes. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or with respect to the Trust Fund or the income thereof shall be paid from the Trust Fund, subject to the making of appropriate charges.

15.7 Records and Financial Reporting.

(a) Book of Account. The Named Fiduciary acting by and through the Committee and the Trustees shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. Within ninety (90) days following the close of each Plan Year and at the request of the Company ninety (90) days after the removal or resignation of any Trustee as provided in Section 15.1(c), the Trustees shall file with the Company a written account setting forth all investments, receipts, disbursements, allocations and other transactions effected by the Trustees during such Plan Year or during the period from the close of the last Plan Year to the date of such removal or resignation.

(b) Financial Reporting Under ERISA. The Named Fiduciary shall if required by ERISA cause the Plan to engage, on behalf of the Participants, an independent qualified public accountant, who shall conduct such examinations and give such opinions as are required in connection with the Plan’s reporting and filing requirements under ERISA. The Named Fiduciary shall make available or cause to be made available to each Participant and each beneficiary who is receiving benefits under this Plan, such information, financial and otherwise, and in such manner and at such times as is required under ERISA.

15.8 Compliance with ERISA and Code. The Named Fiduciary shall cause the Plan to comply with all filing requirements as provided in ERISA and in the Code and all regulations promulgated thereunder. All authority granted to the Named Fiduciary, the Committee and the Trustees hereunder is subject to their compliance with Sections 15.2, 15.9 and 15.10 and with ERISA.

15.9 Prohibited Transactions. A Fiduciary shall not engage in any prohibited transaction within the meaning of Sections 406 and 407 of ERISA, or Section 4975(c) of the Code, unless such transaction is exempt under Section 408 or Section 414(c) of ERISA or Section 4975(d) of the Code, or acquire or hold any Company securities or real property except to the extent permitted under Section 407 of ERISA.

15.10 Foreign Assets. No Fiduciary may maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States, except as may be authorized by the Secretary of Labor by regulation.

15.11 Exclusive Benefit of Trust Fund. The assets of the Trust Fund shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

15.12 Board of Directors Resolution. Any action by the Company pursuant to any of the provisions hereof shall be evidenced by a resolution of its Board of Directors certified to the Committee or the Trustees over the signature of its secretary or of any assistant secretary. The Committee and the Trustees shall be fully protected in acting in accordance with such certified resolution.

ARTICLE XVI.

PLAN ADMINISTRATION

16.1 Administration of the Plan.

(a) Authority to Administer. On behalf of the Named Fiduciary, the Committee shall administer the Plan in accordance with its terms and shall have all powers and discretionary authority necessary to carry out the provisions of the Plan, including but not limited to, the power to: (1) interpret and construe the provisions of the Plan, including making factual determinations; (2) prepare any rules and regulations which may become necessary or desirable in the operation of the Plan, including but not limited to specifying procedures to be followed by eligible Employees in electing to participate in the Plan and in revoking such participation; (3) determine eligibility for benefits and determine the amounts and manner of payment thereof under the provisions of the Plan; (4) keep individual accounts; (5) establish investment policies to be followed by the Trustees; and (6) perform such other duties as may be required for the proper administration of the Plan. The Committee shall have absolute discretion in interpreting the provisions of the Plan and administering the Plan in accordance with such provisions, including by way of illustration and not of limitation, the making of determinations of eligibility to participate and the calculation of benefits accruing or payable under this Plan.

(b) Delegation of Authority to Plan Administrator. In accordance with Section 15.3(b), the duties described in subsection (a) of this Section shall be exercised by the Plan Administrator acting on behalf of the Committee, subject to review by the Committee under Section 16.2(c) of a denial of a claim for benefits.

(c) Finality of Decision. Any decision of the Named Fiduciary or of the Committee on its behalf, in matters within its jurisdiction shall be final, binding and conclusive upon the Company and upon all persons who have participated or have any interest or concern, whatsoever, in the Plan.

16.2 Claims. Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. Except as to his own account, no claimant shall have any legal right to inquire as to any payment under the Plan having been made or as to determining the amount of such payment. Benefits will be paid under the Plan only if the Plan Administrator, or its delegate, determines in its discretion that the claimant is entitled to them.

The Plan Administrator’s final decision shall be conclusive, final and binding on all parties. No action may be brought at law or in equity for benefits under the Plan until the claims procedures described in this Section 16.2 and Appendix B have been exhausted and the Plan benefits requested in that appeal have been denied in whole or in part. If a claim for benefits under the Plan is finally denied by the Plan Administrator, a claimant may then bring suit in Federal court, but must do so within 90 days of the date of the Plan Administrator’s final decision.

ARTICLE XVII.

PARTICIPATING COMPANY WITHDRAWAL FROM PLAN;

TERMINATION OR MERGER OF THE PLAN

17.1 Voluntary Withdrawal from Plan.

(a) Withdrawal By Participating Company. Any Participating Company may at any time withdraw from the Plan upon giving the Named Fiduciary at least thirty (30) days notice in writing of its intention to withdraw, unless the Named Fiduciary shall waive such thirty (30) days notice.

(b) Segregation of Trust Assets Upon Withdrawal. Upon the withdrawal of a Participating Company pursuant to subsection (a) of this Section, the Plan Administrator shall segregate the share of the assets in the Trust Fund, the value of which, determined on the day the withdrawal of such Participating Company shall be effective, shall equal the total credited to the accounts of Participants of the withdrawing Participating Company. The determination of which assets are to be so segregated shall be made by the Committee acting on behalf of the Named Fiduciary in its sole discretion.

(c) Exclusive Benefit of Participants. Neither the segregation and transfer of the Trust assets upon the withdrawal of a Participating Company nor the execution of a new agreement and declaration of trust by such withdrawing Participating Company shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants.

(d) Applicability of Withdrawal Provisions. The withdrawal provisions contained in this Section 17.1 shall be applicable only if the withdrawing Participating Company continues to cover its Participants and eligible employees in another profit-sharing plan or pension plan and trust qualified under Sections 401 and 501 of the Code. Otherwise, the termination provisions of Section 17.3 shall apply.

17.2 Amendment of Plan. The Board of Directors may amend the Plan with respect to all Participating Companies or with respect to a particular Participating Company at any time, and from time to time, pursuant to written resolutions adopted by the Board of Directors (and all Employees and persons claiming any interest hereunder shall be bound thereby); provided, however, that no such amendment shall:

(a) Alter the rights, duties or responsibilities of the Named Fiduciary or Trustees without their written consent;

(b) Permit any portion of the Trust Fund to inure to the benefit of the Company or permit any portion of the Trust Fund to be held or used other than for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable costs of administering the Plan; or

(c) Have the effect of decreasing the “accrued benefit” of any Participant as proscribed in Section 411(d)(6) of the Code;

(d) Have the effect of reducing any then vested percentage of benefits of any Participant as computed in accordance with the vesting schedule under Article VII of the Plan.

If the vesting schedule under Article VII of the Plan shall be amended and such an amendment would, at any time, decrease the percentage of vested benefits which any Participant would have been entitled to receive had the vesting schedule not been so amended, then each Participant who is an Employee on the date such amendment is adopted, or the date such amendment is effective, whichever is later, and who has three (3) or more years of Service as of the end of the period within which such Participant may make the election provided for herein, shall be permitted, beginning on the date such amendment is adopted, to irrevocably elect to have the Participant’s vested interest computed without regard to such amendment. Written notice of such amendment and the availability of such election must be given to each such Participant, and each such Participant shall be granted a period of sixty (60) days after the later of:

(1) The Participant’s receipt of such notice; or

(2) The effective date of such amendment within which to make such election.

Such election shall be exercised by the Participant by delivering or sending written notice thereof to the Named Fiduciary prior to the expiration of such sixty (60) day period.

The Board of Directors has delegated to its Compensation Policy Committee the authority to approve any Plan amendment, which subsequently shall be ratified by the Board of Directors.

17.3 Voluntary Termination of Plan.

(a) Right to Terminate Plan. Each Participating Company contemplates that the Plan shall be permanent and that it shall be able to make contributions to the Plan. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, each Participating Company reserves the right to terminate (as to such Participating Company) either the Plan (exclusive of the Trust Fund) or both the Plan and the Trust Fund, at any time, by resolution of the board of directors of the Participating Company.

(b) Merger or Consolidation of Plan and Trust. Neither the Plan nor the Trust Fund may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

(c) Termination of Plan and Trust Fund. If the board of directors of a Participating Company determines to terminate (as to such Participating Company) the Plan and Trust Fund completely, the Plan and Trust Fund shall be terminated insofar as they are applicable to such Participating Company as of the date specified in certified copies of resolutions of such board of directors delivered to the Named Fiduciary, the Committee and the Trustees. Upon

such termination of the Plan and Trust Fund, after payment of all expenses and proportional adjustment of accounts of Participants employed by such Participating Company to reflect such expenses, Trust Fund earnings or losses, and allocations of any previously unallocated funds to the date of termination, such Participating Company’s Participants shall be entitled to receive the amount then credited to their respective accounts in the Trust Fund. The Named Fiduciary, in its sole discretion, may make payment of such amount in cash, in assets of the Trust Fund, or in the form of immediate or deferred payment term annuity contracts for such Participants.

17.4 Discontinuance of Contributions. Whenever a Participating Company determines that it is impossible or inadvisable for it to make further contributions as provided in the Plan, the board of directors of such Participating Company may, without terminating the Trust Fund, adopt an appropriate resolution permanently discontinuing all further contributions by such Participating Company. A certified copy of such resolution shall be delivered to the Named Fiduciary, the Committee and the Trustees. Thereafter, the Named Fiduciary, the Committee and the Trustees shall continue to administer all the provisions of the Plan, which are necessary and remain in force, other than the provisions relating to contributions by such Participating Company. However, the Trust Fund shall remain in existence with respect to such Participating Company and all of the provisions of the Plan relating to the Trust Fund shall remain in force.

17.5 Rights to Benefits Upon Termination of Plan or Complete Discontinuance of Contributions. Upon the termination or partial termination of the Plan or the complete discontinuance of contributions by a Participating Company, the rights of each of such Participating Company’s Participants affected by such termination or partial termination to the amount credited to such Participant’s Account at such time shall be nonforfeitable without reference to any formal action on the part of such Participating Company, the Named Fiduciary, the Committee or the Trustees.

ARTICLE XVIII.

ELECTION TO PARTICIPATE BY SUBSIDIARIES

18.1 Consent Required for Subsidiaries to Join Plan. The Plan Administrator, upon receiving a written resolution of the board of directors of an Affiliated Company electing to become a Participating Company, may approve or disapprove such election acting as the delegate of the Board of Directors. The Board of Directors shall retain the final authority to override such action and approve or disapprove the Affiliated Company’s request.

ARTICLE XIX.

MISCELLANEOUS PROVISIONS

19.1 Status of Employment. The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment between the Company and any Employee or Participant, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Employee or Participant at any time.

19.2 Liability of Company. Except as may be determined by the Board of Directors, in its sole discretion from time to time, all benefits payable under this Plan shall be paid or provided solely from the Trust Fund. The Company assumes no liability or responsibility therefor; its obligation which is expressly stated to be non-contractual is limited solely to the making of contributions to the Trust Fund as provided in this Plan.

19.3 Information.

(a) Supplied by Named Fiduciary, the Committee or Trustees. A certification in writing to the Named Fiduciary, Plan Administrator, the Committee or the Trustees, executed in accordance with the provisions of this Plan, certifying to the existence, occurrence or happening of any event, shall constitute evidence of such existence, occurrence or happening; and the Named Fiduciary, Plan Administrator, the Committee, the Trustees and the Company shall be fully protected in accepting and relying upon such certification and shall incur no liability or responsibility for so doing.

(b) Supplied by Company. At the request of the Named Fiduciary, the Committee or the Trustees, the Company shall furnish in writing to the Named Fiduciary, the Committee or the Trustees such information as may be necessary or desirable in order that the Named Fiduciary, the Committee or the Trustees may be able to carry out their respective duties hereunder. The Named Fiduciary, the Committee and the Trustees shall be entitled to rely upon such information as being correct.

19.4 Provisions of Plan to Control. In the event of any conflict between the terms of the Plan as set forth in this instrument and in any description of the Plan which may be furnished to Participants or others, the Plan set forth herein shall control.

19.5 Payment for Benefit of Incompetent. The Trustees may make payment to any incompetent who is entitled to receive payments hereunder by making the same to the legal representative of such incompetent or to his parent or Spouse or may apply them for the incompetent benefit.

19.6 Account to be Charged Upon Payment. When any distribution or other payment is made to or for the benefit or on behalf of any party entitled to receive payments hereunder, the account held for the benefit of such party shall be charged accordingly.

19.7 Tax Qualification of Plan. The Plan is intended to qualify as a tax exempt profit sharing plan pursuant to the provisions of Section 401, the cash or deferred arrangement provisions of the Plan set forth in Article V and elsewhere are intended to satisfy the requirements of Sections 401(k) and

401(m), and the Trust created hereunder is intended to qualify as a tax exempt trust under the provisions of Section 501(a) of the Code together with any amendments thereto and all provisions of the Plan shall be construed to obtain those results.

19.8 Deductibility of Company Contributions. The Contributions made by the Company under this Plan are intended to be deductible as business expenses, under the provisions of Section 404 of the Code, together with any amendments thereto, and all provisions of the Plan shall be construed accordingly.

19.9 Restriction on Alienation or Assignment. Benefits provided under the Plan may not be assigned or alienated, except as permitted by Article XIII and the following:

(a) A loan made by the Plan to a Participant in accordance with Article XI shall be secured by the Participant’s After-tax Savings Account, Section 401(k) Contribution Account, Roth Contribution Account and Company Contribution Account as provided in Article XI.

(b) If a Participant is indebted to the Company or to the Marriott Employees Federal Credit Union at the time any payments are to be made to such Participant or to the Participant’s Beneficiary hereunder and if the Participant, prior to September 2, 1974 has executed in favor of such creditor an irrevocable security assignment of the Participant’s account balances in the Plan, the Trustees are authorized to pay to such creditor all or such portion of said payments as may be required to discharge such indebtedness.

(c) An offset to a Participant’s benefit against an amount the Participant is required to pay the Plan with respect to a judgment, order, decree or settlement entered into or against a Participant on or after August 5, 1997 shall be permitted in accordance with Code section 401(a)(13)(C).

19.10 Unclaimed Benefits. In the event that benefit payments owing to a Participant have not been claimed by the Participant within three (3) years of the date on which such benefits first became payable, the Plan Administrator shall, at the end of the Plan Year during which such three (3) year anniversary occurs reallocate such benefits to the remaining Participants in the manner provided in Section 6.10(a). If subsequent to such reallocation, the Participant entitled to such benefits makes claim therefor, the Plan Administrator shall promptly pay such forfeited benefit. Funds with which to pay any such benefits shall be provided as set forth in Section 6.10(b ).

19.11 Recovery of Plan Benefits Payment Made by Mistake. A Participant or Beneficiary shall be required to return to the Plan any payments made under the Plan made by a mistake of fact or law.

19.12 Bonding. Every Fiduciary of the Plan and every person who handles funds or other property of the Plan shall be bonded if and to the extent required by Section 412 of ERISA.

19.13 Titles and Captions. The titles and captions to the Articles, Sections and subsections in the Plan are placed herein for convenience of reference only, and in case of any conflict the text of this instrument, rather than such titles, shall control.

19.14 Execution of Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original.

19.15 Governing Law. The Plan shall be governed, construed, administered and regulated in all respects by and under the laws of the State of Maryland.

19.16 Separability. If any provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect.

19.17 Supplements and Appendices. Supplements and Appendices to the Plan or the Trust may be adopted, attached to and incorporated in the Plan or the Trust at any time. The provisions of any such Supplements or Appendices shall have the same effect that such provisions would have if they were included within the basic text of the Plan or the Trust. Supplements and Appendices shall be adopted by the Board pursuant to the amendment authority set forth in Section 17.2 of the Plan and shall specify the persons affected.

19.18 Military Service. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE XX.

TOP HEAVY PROVISIONS

20.1 Determination of Top Heavy Status. For purposes of this Article, the Plan shall be a Top Heavy Plan if, as of the Determination Date, either:

(a) The sum of the aggregated accounts of Participants who are “key employees” (as defined in Section 416(i) of the Code) exceeds sixty percent (60%) of the sum of the aggregated accounts of all Plan Participants; or

(b) The Plan is included in a Top Heavy Group.

If a Participant has received no compensation from the Company during the five (5) year period preceding the Determination Date, his account balance may be disregarded for purposes of determining whether the Plan is top-heavy. Solely for purposes of determining which Participants are “key employees,” the term “compensation” (as used in Section 416(1) of the Code) shall mean the compensation stated on an Employee’s Form W-2 for the calendar year that ends with or within the Plan Year.

20.2 Definitions. For purposes of this Article, the following terms shall have the meanings set forth herein:

(a) “Aggregation Group” means:

(1) Each Section 401 Plan of the Company in which a “key employee” (as defined in Section 416(i) of the Code) is a participant; and

(2) Each Section 401 Plan of the Company which enables any plan described in subsection (a)(i) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

(3) To the extent elected by the Committee, any other Section 401 Plan of the Company that when aggregated with any plans described in Subsections (a)(1) and (2) of this Section meets the requirements of Sections 401(a)(4) and 410 of the Code.

(b) “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the Plan Year which includes the Effective Date of the Plan, the last day of such Plan Year.

(c) “Section 401 Plan” means any stock bonus, pension, or profit sharing plan subject to the qualification requirements of Section 401 of the Code.

(d) “Top Heavy Group” means any Aggregation Group determined to be a Top Heavy Group in accordance with the test set forth in Code Section 416(g)(2)(B).

(e) “Valuation Date” shall have the same meaning as set forth in Section 1.72.

20.3 Requirements if Plan is a Top Heavy Plan. Notwithstanding any other provision of this Plan, for any Plan Year for which the Plan is a Top Heavy Plan, a minimum allocation shall be made on behalf of each Participant who is not a “key employee” (as defined in Section 416(i) of the Code) and who is employed on the last day of such Plan Year in an amount equal to the lesser of (a) three percent (3%) of such Participant’s Compensation or (b) the largest percentage of Compensation allocated to any key employee during such Plan Year. 401(k) elective deferrals made by a non-key employee under this Plan or any other plan of the Company or an Affiliated Company pursuant to a cash or deferred arrangement shall not be credited toward the minimum allocation described in the preceding sentence. The minimum allocation shall not apply to any non-key employee who receives a minimum contribution or a minimum benefit under any other plan of the Company or an Affiliated Company. Notwithstanding the above, if a non-key employee participates in this Plan and a defined benefit plan that is included in an Aggregation Group, the non- key employee shall receive a minimum benefit under the defined benefit plan rather than a minimum allocation under this Plan, provided that if the defined benefit plan does not provide for a minimum benefit, the non-key employee shall receive a minimum allocation under this Plan of five percent (5%) of Compensation.

20.4 Applicability of Top-Heavy Rules. The top-heavy requirements of Section 416 of the Code and Article 20 of the Plan shall not apply in any year beginning after December 31, 2001, in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of the Section 401(m)(11) of the Code are met.

CERTIFICATE OF SECRETARY

I, the undersigned secretary of Host Hotels & Resorts, Inc., the General Partner of Host Hotels & Resorts, L.P., do hereby certify that the foregoing Host Hotels & Resorts, L.P. Retirement and Savings Plan (the “Plan”) is a true and correct copy of the Plan and that there have been no amendments or modifications to the Plan that are not reflected in this copy.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of Host Hotels & Resorts, Inc. as of the 19th day of December, 2008.

HOST HOTELS & RESORTS, INC.

By:	/s/ ELIZABETH A. ABDOO
Name:	Elizabeth A. Abdoo
Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT 1

Effective Dates

The provisions of the Plan are generally effective January 1, 2008 unless otherwise provided in the Plan or as required by law. However, the provisions set forth below are effective as follows:

Sections	Effective Date
Amendments to the Plan regarding Roth Contributions or the Roth Contribution Account, in Sections 1.3, 1.5, 1.19, 1.27, 1.28, 1.58, 1.59, 3.1, 4.2, Article V, 6.1, 6.4, 6.12, 7.2, 9.2, 9.5, 10.1, 10.2, 10.5, 10.7, 11.2, 11.8, 14.1, 14.2, 14.5, 19.9	February 1, 2008

Amendments to the Plan related to the discontinuation of the Host Hotels & Resorts, Inc. Stock Fund, in Sections 8.9 and 14.6	December 31, 2008

Appendix A

MINIMUM DISTRIBUTION REQUIREMENTS

Section A-1. General Rules

A-1.1. Effective Date. The provisions of this Appendix will apply for purposes of determining required minimum distributions.

A-1.2. Precedence. The requirements of this Appendix will take precedence over any inconsistent provisions of the Plan.

A-1.3. Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

A-1.4. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section A-2. Time and Manner of Distribution.

A-2.1. Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

A-2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by the later of December 31 of the calendar year immediately following the calendar year in which the Participant died or by December 31 of the calendar year in which the Participant would have attained age 70 1/2.

(b) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section A-2.2, other than section A-2.2(a), will apply as if the surviving spouse were the Participant.

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For purposes of this section A-2.2 and section A-4, unless section A-2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If section A-2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section A-2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section A-2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

A-2.3. Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with sections A-3 and A-4 of this Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

Section A-3. Required Minimum Distributions During Participant’s Lifetime.

A-3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Sec. 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Sec. 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

A-3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section A-3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

Section A-4. Required Minimum Distributions After Participant’s Death.

A-4.1. Death On or After Date Distributions Begin.

(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

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(2) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

A-4.2. Death Before Date Distributions Begin

(a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in section A-4.1.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section A-2.2(a), this section A-4.2 will apply as if the surviving spouse were the Participant.

Section A-5. Definitions.

A-5.1. Designated beneficiary. The individual who is designated as the beneficiary under Section 1.16 of the Plan and is the designated beneficiary under Code Section 401(a)(9). Treas. Reg. Sec. 1.401(a)(9)-1, Q&A-4.

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A-5.2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section A-2.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

A-5.3. Life expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. Sec. 1.401(a)(9)-9.

A-5.4. Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

A-5.5 Required Beginning Date. The date specified in Section 1.61 of the Plan.

The Sections marked below shall apply for purposes of this Appendix.

Section A-6. Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.

For all distributions, if the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in section A- 2.2 of this Appendix, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

Section A-7. Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in sections A-2.2 and A-4.2 of this Appendix applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under section A-2.2 of this Appendix, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with sections A-2.2 and A-4.2 of this Appendix and, if applicable, the elections in section A-6 above.

A-4

Appendix B

CLAIMS PROCEDURE

Section B-1. Claims For Benefits

The Plan Administrator shall determine the Participants’, Alternate Payees’ and Beneficiaries’ rights to benefits under the Plan. Except as to their own Accounts, claimants shall not have any legal right to inquire as to any payment under this Plan having been made or as to determining the amount of such payment.

Section B-2. Requirements For Notice Of Denial

If a claim is wholly or partially denied, the Plan Administrator shall provide the claimant with a notice of denial written in a manner calculated to be understood by the claimant, setting forth:

1.	The specific reason for such denial;

2.	Specific references to the pertinent Plan provisions on which the denial is based;

3.	A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary; and

4.	Appropriate information as to the steps (including time limits applicable to such steps) to be taken if the claimant wishes to submit his or her claim for review and a statement of the claimant’s rights to bring a civil action under Section 502(a) of ERISA.

Section B-3. Timing Of Notification Of Denial

The notice of denial shall be given within a reasonable time period but no later than 60 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided as herein described, the claimant may appeal the claim as though the claim had been denied.

Section B-4. Claim For Appeal Must Be Submitted Within 60 Days

In the event of a dispute over benefits, a Participant, alternate payee, or Beneficiary may file a written claim for benefits with the Plan Administrator, provided such claim is filed within 60 days of the date the Participant, Beneficiary, or alternate payee receives notification of the Administrative decision. In connection with the claimant’s appeal of the denial of the claim for benefits, the claimant (or his authorized representative) may review permanent documents and may submit issues and comments regarding the claim in writing.

Section B-5. Time Limit On Review Of Denied Claim

Upon receipt of a request for review, the Plan Administrator shall provide written notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based, within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review. If such an extension is required, the Plan Administrator shall notify the claimant in writing of such special circumstances and of the date, no later than 120 days after the original date the review was requested, on which the Plan Administrator will notify the claimant of its decision.

Section B-6. Claimant’s Rights During Appeal

Claimant will have a reasonable opportunity for a full and fair review of a claim and adverse benefit determination, including the following:

1.	Claimant has the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits;

2.	Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. A document is “relevant” if such document (A) was relied upon in making the benefit determination; (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (C) demonstrates compliance with the administrative processes and safeguards designed to ensure and to verify that benefit claim determinations are made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; or (D) constitutes a statement of policy or guidance with respect to the plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination; and

3.	The claims procedure shall provide for a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If a claim is wholly or partially denied, the Plan Administrator shall provide the claimant with a notice of denial written in a manner calculated to be understood by the claimant, setting forth:

1.	The specific reason for such denial;

2.	Specific references to the pertinent Plan provisions on which the denial is based;

3.	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. A document, record, or other information is relevant to a claim for benefits if such document, record, or other information: (A) was relied upon in making the benefit determination; (B) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (C) demonstrates compliance with the administrative processes and safeguards designed to ensure and to verify that benefit claim determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; or (D) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination; and

4.	Appropriate information as to the steps (including time limits applicable to such steps) to be taken if the claimant wishes to submit his or her claim for review and a statement of the claimant’s rights to bring a civil action under Section 502(a) of ERISA.